Execution Version

Exhibit 4.3

AGREEMENT FOR FIRST AMENDMENT

OF TERM CREDIT AGREEMENT

THIS AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT is dated as of November 25, 2008 (this “Amendment Agreement”) and is by and among TRANSOCEAN INC. (the “Borrower”), a Cayman Islands company, the Lenders that are parties to the Credit Agreement referred to below and that are signatories to this Amendment Agreement (collectively, the “Required Lenders”), and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the lenders that are parties thereto, and the Administrative Agent are parties to a certain Term Credit Agreement, dated as of March 13, 2008 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders identified therein have made certain term loans available to the Borrower; and

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Required Lenders and the Administrative Agent are willing to do so;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. First Amendment of Credit Agreement.

Effective on the First Amendment Effective Date (as defined below), the Credit Agreement, including the Exhibits attached thereto, is hereby amended so that such Credit Agreement and Exhibits, as so amended, shall read in its entirety as attached hereto as Exhibit A (as so amended, the “Amended Credit Agreement”). Except as so amended as set forth herein and in the Amended Credit Agreement, the Credit Agreement shall continue in full force and effect.

2. Conditions to Effectiveness of Amendment Agreement.

Notwithstanding any other provision of this Amendment Agreement and without affecting in any manner the rights of the Lenders hereunder and under the Amended Credit Agreement, it is understood and agreed that this Amendment Agreement shall only become effective on the day (the “First Amendment Effective Date”) the Administrative Agent shall have received the following:

(i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment Agreement or the Credit Agreement;

(ii) executed counterparts to this Amendment Agreement from the Borrower and the Required Lenders;

(iii) copies of amendments, or amendments and restatements, of each of the Revolving Credit Agreements that, among other modifications, permit the Redomestication Transactions (as such term is defined in the Amended Credit Agreement) to be consummated without causing or resulting in an “Event of Default” under such Revolving Credit Agreements;

(iv) a certificate of the President or a Vice President of the Borrower as to the satisfaction of all conditions to borrowing, the accuracy of all representations and warranties, and the absence of any Default or Event of Default; and

(v) certificates of the Secretary or an Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute Credit Documents on the Borrower’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of the Borrower authorizing the execution and delivery of the Credit Documents, (y) copies of the Borrower’s memorandum of association and articles of association and other publicly filed organizational documents in its jurisdiction of incorporation and bylaws and other governing documents, if any, and (z) a certificate of incorporation and a certificate of good standing from the appropriate governing agency of the Borrower’s jurisdiction of incorporation.

3. Representation and Warranties. To induce Lenders and the Administrative Agent to enter into this Amendment Agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a) The Borrower has the organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and has taken all necessary company action to authorize the execution, delivery and performance hereof. The Borrower has duly executed and delivered this Amendment Agreement and this Amendment Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.

(b) Neither the execution, delivery or performance by the Borrower of this Amendment Agreement nor compliance by it with the terms and provisions hereof, nor the consummation by it of the transactions contemplated herein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under, the terms of any material contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any of its Subsidiaries, or (iv) require any consent or authorization of, or filing with, any governmental authority or other Person, other than any such consents, authorizations or filings which have been made or obtained.

(c) After giving effect to this Amendment Agreement, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) All representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been

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made on and as of the date hereof, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

(e) Since December 31, 2007, there has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

4. Miscellaneous.

(a) Effect of Amendment Agreement. This Amendment Agreement and the Amended Credit Agreement are not, and are not intended to be, a novation of the Credit Agreement or a satisfaction or discharge of any obligations of the parties thereunder. All rights and obligations of the parties to the Credit Agreement as provided therein shall remain and continue in full force and effect, except as otherwise expressly amended as provided herein. Without limiting the foregoing, (i) no Default or Event of Default existing under the Credit Agreement as of the First Amendment Effective Date shall be deemed waived or cured hereby, and (ii) any and all Loans outstanding under the Credit Agreement, together with all accrued and unpaid interest thereon, and all fees, expense reimbursement and indemnity obligations, and other amounts outstanding under the terms of the Credit Agreement as of the First Amendment Effective Date shall continue to be outstanding and due and payable as provided in the Credit Agreement except as expressly provided herein. This Amendment Agreement shall constitute a Credit Document for all purposes of the Credit Agreement, and each and every reference in the other Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment Agreement and as hereafter further amended, restated, supplemented or otherwise modified from time to time.

(b) Successors and Assigns. This Amendment Agreement shall be binding upon the Borrower, each of the Lenders, the Administrative Agent, the Other Agents, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Administrative Agent, the Other Agents, and their respective successors and assigns, including any subsequent holder of any Note.

(c) Counterparts. This Amendment Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Amendment Agreement.

(d) Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Administrative Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Administrative Agent in connection with the preparation and execution of this Amendment Agreement.

(e) Governing Law. THIS AMENDMENT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(f) Final Agreement. This Amendment Agreement and the Amended Credit Agreement constitute the entire understanding among the Borrower, the Lenders, the Administrative Agent and the Other Agents, and supersedes all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of this Amendment Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

TRANSOCEAN INC.,
as Borrower

By:	/s/ Chipman Earle
	Name:	Chipman Earle
	Title:	Associate General Counsel and Corporate Secretary

SIGNATURE PAGE TO AGREEMENT FOR FIRST OF TERM CREDIT AGREEMENT

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Andrew Sidford
Name: Andrew Sidford
Title: Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

BNP PARIBAS,
as a Lender

By:	/s/ Gregory E. George
Name: Gregory E. George
Title: Managing Director

By:	/s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Director

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

Standard Chartered Bank,
as a Lender

By:	/s/ Natalia Cucalon
Name: Natalia Cucalon
Title: Associate Director

By:	/s/ Robert Reddington
Name: Robert Reddington
Title: AVP/Credit Documentation Credit Risk Control

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

CALYON NEW YORK BRANCH,
as a Lender

By:	/s/ David Gurghigian
Name: David Gurghigian
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Director

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Helen A. Carr
Name: Helen A. Carr
Title: Managing Director

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Christina Faith
Name: Christina Faith
Title: Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

Chang Hwa Commercial Bank, Ltd., New York Branch
as a Lender

By:	/s/ Jim C.Y. Chen
Name: Jim C.Y. Chen
Title: Vice President & General Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

The Bank of New York Mellon,
as a Lender

By:	/s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

FORTIS BANK S.A./N.V., NEW YORK
BRANCH, As a Lender

By:	/s/ John G. Sullivan
Name: John G. Sullivan
Title: Managing Director

By:	/s/ Eric Chilton
Name: Eric Chilton
Title: Senior Managing Director

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

THE CHUO MITSUI TRUST AND BANKING CO., LTD,
as a Lender

By:	/s/ Kenji Kaiya
Name: Kenji Kaiya
Title: General Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ David Slye
Name: David Slye
Title: Senior Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Jay Salitza
Name: Jay Salitza
Title: Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT

AGREEMENT

EXPORT DEVELOPMENT CANADA
as a Lender

By:	/s/ Janine Dopson
Name: Janine Dopson
Title: Loan Asset Manager

By:	/s/ Howard Clysdale
Name: Howard Clysdale
Title: Loan Portfolio Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT

AGREEMENT

HSBC Bank USA, National Association,
as a Lender

By:	/s/ Mercedes Ahumada
Name: Mercedes Ahumada
Title: Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as a Lender

By:	/s/ Linda Terry
	Name:	Linda Terry
	Title:	Vice President & Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

HOSPITALS OF ONTARIO PENSION PLAN TRUST FUND,
as a Lender

By:	/s/ David Long
	Name:	David Long
	Title:	Vice President, Derivatives & Fixed Income

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

THE CHIBA BANK, LTD., NEW YORK BRANCH,
as a Lender

By:	/s/ Yukihito Inamura
	Name:	Yukihito Inamura
	Title:	General Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

FIRST COMMERICAL BANK OF LOS ANGELES BRANCH,
as a Lender

By:	/s/ Rong-Ko Chen
	Name:	Rong-Ko Chen
	Title:	VP & General Manager

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

DnB NOR BANK ASA,
As a Lender

By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Vice President

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

UBS Loan Finance LLC,
as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

SIGNATURE PAGE TO AGREEMENT FOR FIRST AMENDMENT OF TERM CREDIT AGREEMENT

EXHIBIT A

Amended Credit Agreement

(attached)

AMENDED TERM CREDIT AGREEMENT

Dated as of March 13, 2008

As Amended on November 25, 2008

Among

TRANSOCEAN INC.,

as Borrower,

THE LENDERS PARTIES HERETO,

CITIBANK, N.A.,

as Administrative Agent,

CALYON NEW YORK BRANCH,

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

FORTIS BANK SA/NV, NEW YORK BRANCH,

as Co-Documentation Agents

CITIGROUP GLOBAL MARKETS, INC.,

CALYON NEW YORK BRANCH,

and J.P. MORGAN SECURITIES INC.,

as Joint Lead Arrangers and Bookrunners

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Exhibits:

Exhibit 2.3	–	Form of Borrowing Request
Exhibit 2.9	–	Form of Note
Exhibit 2.13	–	Form of Joinder Agreement
Exhibit 4.1A	–	Form of Opinion of Baker Botts LLP
Exhibit 4.1B	–	Form of Opinion of Walter A. Baker
Exhibit 4.1C	–	Form of Opinion of Walkers
Exhibit 6.6	–	Form of Compliance Certificate
Exhibit 6.12	–	Form of Subsidiary Guaranty
Exhibit 6.19	–	Form of Holdings Guaranty
Exhibit 10.10	–	Form of Assignment Agreement

Schedules:

Schedule 1.1	–	Commitments
Schedule 5.4	–	Certain Litigation and Proceedings
Schedule 5.8	–	Other Financial Disclosures
Schedule 5.9	–	Certain Events or Effects
Schedule 5.15	–	Existing Indebtedness
Schedule 5.16	–	Existing Liens
Schedule 6.14	–	Transactions with Affiliates

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AMENDED TERM CREDIT AGREEMENT

THIS AMENDED TERM CREDIT AGREEMENT (this “Agreement”), dated as of March 13, 2008, among TRANSOCEAN INC. (the “Borrower”), a Cayman Islands company, the lenders from time to time parties hereto (each a “Lender” and collectively, the “Lenders”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CALYON NEW YORK BRANCH and JPMORGAN CHASE BANK, N.A., as co-syndication agents for the Lenders (in such capacity, the “Co-Syndication Agents”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and FORTIS BANK SA/NV, NEW YORK BRANCH, as co-documentation agents for the Lenders (in such capacity, the “Co-Documentation Agents”), as amended as of November 25, 2008.

WITNESSETH:

WHEREAS, the Borrower and certain of the Lenders are parties to a Term Credit Agreement dated as of March 13, 2008 (the “Term Credit Agreement”) among the Borrower, Citibank, N.A., as administrative agent, and the lenders that are parties thereto, pursuant to which there has been established in favor of the Borrower a U.S. $2,000,000,000 term credit facility;

WHEREAS, the Borrower has requested that the Term Credit Agreement be amended in certain respects; and

WHEREAS, pursuant to the terms of that certain Agreement for First Amendment of Term Credit Agreement dated as of November 25, 2008 (the “Amendment Agreement”), the Borrower, the Administrative Agent, and Lenders constituting the Required Lenders under the terms of the Term Credit Agreement have agreed to amend the Term Credit Agreement, as such amendments are included and reflected in this Agreement, all on the terms and subject to the conditions set forth in the Amendment Agreement and this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS; INTERPRETATION.

Section 1.1 Definitions. Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

“Additional Commitment Amount” has the meaning ascribed to such term in Section 2.13(a).

“Additional Lender” has the meaning ascribed to such term in Section 2.13(b).

“Adjusted LIBOR” means, for any Eurodollar Borrowing for any Interest Period, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR	=	LIBOR Rate for such Interest Period
1.00 - Statutory Reserve Rate

“Administrative Agent” means Citibank, N.A., acting in its capacity as administrative agent for the Lenders, and any successor Administrative Agent appointed hereunder pursuant to Section 9.7.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, or such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Aggregate Commitment Amount” means an amount equal to $2,000,000,000, plus the amount of any commitments for additional Term Loans as may be agreed by any then-existing Lenders or Additional Lenders pursuant to Section 2.13 of this Agreement.

“Agreement” means this Term Credit Agreement, as the same may be amended, restated and supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the then determinable of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBOR (for U.S. dollar borrowings) for a one month Interest Period as appearing at approximately 11:00 a.m. London time on the Reuters BBA Libor Rates Page 3750 on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or Adjusted LIBOR, as the case may be.

“Amendment Agreement” has the meaning ascribed to such term in the recitals to this Agreement.

“Angolan Debt” means the financing incurred for construction and mobilization of a drillship for expected operations offshore Angola, as more particularly described on Schedule 5.15.

“Applicable Margin” means, prior to, or on and after, the Redomestication Effective Date, as the case may be, for any day during either such period, (i) for Eurodollar Borrowings, the applicable percentage per annum set forth in the grid below based on the Borrower’s Credit Rating then in effect as provided herein, and (ii) for Base Rate Borrowings, the Applicable Margin for Eurodollar Borrowings as determined pursuant to the preceding clause (i), less 100 basis points (1.00%) per annum (but in no event less than zero).

Credit Rating(S&P/ Moody’s)	Percentage Prior to Redomestication Effective Date	Percentage on and after the Redomestication Effective Date
A/A2 or above	0.300%	0.875%
A-/A3	0.400%	1.000%
BBB+/Baa1	0.450%	1.250%
BBB/Baa2	0.600%	1.500%
BBB-/Baa3	0.725%	2.000%
BB+/Ba1 or below	0.850%	2.500%

“Assignment Agreement” means an agreement in substantially the form of Exhibit 10.10 whereby a Lender conveys part or all of its Term Loans to another Person that is, or thereupon becomes, a Lender, pursuant to Section 10.10.

“Base Rate Borrowing” means a Borrowing of Base Rate Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or converted from an outstanding Eurodollar Borrowing or Borrowings pursuant to Section 2.4(a), Section 8.1(b) or Section 8.2

“Base Rate Loan” means a Term Loan bearing interest prior to maturity at the rate specified in Section 2.7(a).

“Borrower” means Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands and, upon consummation of the Redomestication Transactions, the surviving company in a merger with Transocean-Acquisition.

“Borrowing” means any extension of credit of the same Type made by the Lenders on the same date by way of Term Loans having a single Interest Period, including any Borrowing advanced, continued or converted. A Borrowing is “advanced” on the day the Lenders advance funds comprising such Borrowing to the Borrower, is “continued” (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing, and is “converted” (in the case of Eurodollar Loans) when such Borrowing is changed from one Type of Term Loan to the other, all as requested by the Borrower pursuant to Section 2.3, 2.4, or 2.13, as the case may be.

“Borrowing Request” has the meaning ascribed to such term in Section 2.3(a).

“Bridge Credit Agreement” means the Credit Agreement dated as of September 28, 2007 among the Borrower, Goldman Sachs Credit Partners L.P., as administrative agent, and the lenders parties thereto, as the same has been, and may hereafter be from time to time, amended, supplemented, restated or otherwise modified.

“Bridge Facility” means the $15,000,000,000 term loan facility established for the Borrower pursuant to the Bridge Credit Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurodollar Borrowing, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England.

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

“Co-Documentation Agents” means, collectively, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Fortis Bank SA/NV, New York Branch, in their capacities as co-documentation agents for the Lenders, and any successor Co-Documentation Agents; provided, however, that no such Co-Documentation Agent shall have any duties, responsibilities, or obligations hereunder in such capacity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, relative to any Lender, such Lender’s obligations to make Term Loans pursuant to Section 2.1 in the amount and percentage set forth on Schedule 1.1 hereto (which obligation is to be fully satisfied upon funding of the Term Loans on the Initial Effective Date) and, if applicable to such Lender, such Lender’s obligation to make additional Term Loans in its portion of any Additional Commitment Amount pursuant to Section 2.13 (which obligation is to be fully satisfied upon funding of such additional Term Loans on the related Facility Increase Funding Date for such additional Term Loans).

“Compliance Certificate” means a certificate in the form of Exhibit 6.6.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated February 2008, as the same may be amended, restated and supplemented from time to time and distributed to the Lenders prior to the Effective Date.

“Consolidated EBITDA” means, for the Consolidated Group, for any period, the sum, determined on a consolidated basis, of (i) operating income plus, (ii) without duplication, and to the extent reflected as a charge in the calculation (or determination) of such operating income for such period, the sum of (a) depreciation, depletion and amortization expense and (b) other non-cash charges reducing operating income for such period (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in any prior period), less (iii) other non-cash gains increasing operating income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period), in each case determined in accordance with GAAP for such period; it being understood and agreed that, with respect to any period prior to the GSF Merger, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis using the historical consolidated financial statements of GSF and its Subsidiaries and the consolidated financial statements of the Borrower and its Subsidiaries (excluding GSF and its Subsidiaries) which shall be reformulated as if the GSF Merger had been consummated at the beginning of such period.

“Consolidated Group” means, collectively, (i) prior to consummation of the Redomestication Transactions, the Borrower and its Subsidiaries, and (ii) upon consummation of the Redomestication Transactions, Holdings, the Borrower, and their respective Subsidiaries. Each Person that is Holdings, Borrower or a Subsidiary thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Indebtedness” means all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

“Consolidated Indebtedness to Total Tangible Capitalization Ratio” means, at any time, the ratio of Consolidated Indebtedness at such time to Total Tangible Capitalization at such time.

“Consolidated Net Assets” means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Consolidated Group and, to the extent of the equity interest of the Consolidated Group therein, SPVs at such time, minus the current liabilities of the Consolidated Group, all as determined on a consolidated basis in accordance with GAAP based on the most recent quarterly or annual consolidated financial statements referred to in Section 5.8 or delivered (or publicly filed) as provided in Section 6.6(a), as the case may be.

“Consolidated Tangible Net Worth” means, as of any date of determination, consolidated shareholders equity of the Consolidated Group determined in accordance with GAAP but excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments, and less the net book amount of all assets of the Consolidated Group that would be classified as intangible assets on the consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with GAAP. For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

“Controlling Affiliate” means for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests having ordinary voting power for the election of directors of such Person. As used in this definition, “control” means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

“Co-Syndication Agents” means, collectively, Calyon New York Branch and JPMorgan Chase Bank, N.A., acting in their capacities as co-syndication agents for the Lenders, and any successor Co-Syndication Agents; provided, however, that the Co-Syndication Agents shall not have any duties, responsibilities, or obligations hereunder in such capacity.

“Credit Documents” means (i) this Agreement, (ii) the Notes, (iii) upon consummation of the Redomestication Transactions, the Holdings Guaranty, and (iv) any Subsidiary Guaranties in effect from time to time.

“Credit Rating” means (x) prior to the Redomestication Effective Date, the rating (either express or implied) by S&P and Moody’s on the Borrower’s non-credit enhanced senior unsecured long-term debt, and (y) on and after the Redomestication Effective Date, the rating (either express or implied) by S&P and Moody’s on the non-credit enhanced senior unsecured long-term debt of the Borrower supported by guaranties of Holdings. For purposes of determining the Applicable Margin as provided herein, if such ratings differ (i) by one rating, the higher rating will apply, (ii) by two ratings, the rating which falls between the two ratings will apply, or (iii) by more than two ratings the rating that is one level above the lower of the two ratings will apply. If only one such rating is issued by S&P or Moody’s, such rating will apply. The Borrower shall give written notice to the Administrative Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Margin shall be effective on the date of the relevant change. Notwithstanding the foregoing, if the Borrower shall at any time fail to have in effect at least one such rating on the Borrower’s such non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody’s and/or S&P (or if neither Moody’s nor S&P issues such types of ratings or ratings comparable thereto, from another nationally recognized rating agency approved by each of the Borrower and the Administrative Agent), and the Applicable Margin in effect prior to the issuance of such corporate credit rating or bank loan rating shall be the same as the Applicable Margin, as the case may be, in effect at the time such senior unsecured long-term debt rating ceases to be in effect.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Dollar” and “U.S. Dollar” and the sign “$” mean lawful money of the United States of America.

“Dollar Equivalent” and “U.S. Dollar Equivalent” mean, on any date of determination, (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent on any such date using the rate at which such currency may be exchanged into Dollars as set forth at approximately 11:00 a.m. on such day on the applicable page of the Bloomberg Service reporting the exchange rate for such currency into Dollars. In the event such exchange rate does not appear on the applicable page of such service, such exchange rate shall be determined by reference to such other publicly available services for displaying currency exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such exchange rate shall instead be determined by the Administrative Agent based on current market spot rates; provided if at the time of any such determination, for any reason, no such spot rates are being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such exchange rate, and such determination shall be conclusive absent manifest error.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Borrower or any other Member of the Consolidated Group shall continue to be considered an ERISA Affiliate of the Borrower or any such other Member of the Consolidated Group within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such other Member of the Consolidated Group and with respect to liabilities arising after such period for which the Borrower or such other Member of the Consolidated Group could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any other Member of the Consolidated Group of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any other Member of the Consolidated Group or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the U.S. Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar”, when used in reference to any Term Loan or Borrowing, means such Term Loan, or the Term Loans comprising such Borrowing, shall bear interest at a rate determined by reference to Adjusted LIBOR and the Applicable Margin for Eurodollar Borrowings.

“Eurodollar Borrowing” means a Borrowing of Eurodollar Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or continued as Eurodollar Loans or converted to Eurodollar Loans from Base Rate Loans pursuant to Section 2.4(a).

“Eurodollar Loan” means a Term Loan bearing interest before maturity at the rate specified in Section 2.7(b).

“Event of Default” means any of the events or circumstances specified in Section 7.1.

“Facility Increase Expiration Date” means March 13, 2009.

“Facility Increase Funding Date” means the date (which must be a Business Day) requested by the Borrower and agreed by the Administrative Agent as the funding date for any additional Term Loans pursuant to Section 2.13, or such other Business Day prior to the Facility Increase Expiration Date as may be agreed by the Borrower and the Administrative Agent.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Amendment Effective Date” has the meaning ascribed to such term in the Amendment Agreement.

“Foreign Plan” means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by the Borrower or, after the Redomestication Effective Date, Holdings, or any foreign Subsidiary of the Borrower or Holdings which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

“GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession, including, as applicable, the International Financial Reporting Standards.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GSF” means GlobalSantaFe Corporation, a Cayman Islands company that was the subject of the GSF Merger with GSF Merger Sub pursuant to the GSF Merger Agreement.

“GSF Merger” means the merger (by way of a scheme of arrangement qualifying as an amalgamation under the Companies Law of the Cayman Islands) of GSF with GSF Merger Sub pursuant to the GSF Merger Agreement.

“GSF Merger Agreement” means that certain Agreement and Plan of Merger dated as of July 21, 2007 among the Borrower, GSF, and GSF Merger Sub, including all schedules, exhibits and annexes thereto.

“GSF Merger Sub” means Transocean Worldwide Inc., a Cayman Islands company wholly owned by the Borrower.

“Guarantor” means (i) any Subsidiary of the Borrower required to execute and deliver a Subsidiary Guaranty hereunder as provided in Section 6.12(j), in each case unless and until the relevant Subsidiary Guaranty is terminated as provided in Section 6.12(j), and (ii) on and after the Redomestication Effective Date, Holdings.

“Guaranty” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the

“primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Borrower or other Members of the Consolidated Group.

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

“Holdings” means Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and, upon consummation of the Redomestication Transactions, the sole shareholder of the Borrower.

“Holdings Guaranty” means the Guaranty executed and delivered by Holdings pursuant to Section 6.19 guaranteeing all Loans and other Obligations of the Borrower owing at any time under this Agreement or any other Credit Document.

“Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Interest Rate Protection Agreements and Currency Rate Protection Agreements; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt and any Indebtedness attributable to the mark-to-market treatment of obligations of the type described in clause (vi) in the definition of Indebtedness and any actual fair value adjustment arising from any Interest Rate Protection Agreements and Currency Rate Protection Agreements that have been cancelled or otherwise terminated before their scheduled expiration, in each case in respect of Interest Rate Protection Agreements and Currency Rate Protection Agreements entered into in the ordinary course of business and not for investment or speculative purposes. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

“Initial Effective Date” means March 13, 2008.

“Indentures” means, collectively (i) the Indenture dated as of December 11, 2007, between the Borrower and Wells Fargo Bank, National Association, Trustee, together with the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of December 11, 2007, (ii) the Indenture dated as of February 1, 2003 between GlobalSantaFe Corporation and Wilmington Trust Company, Trustee, together with the First Supplemental Indenture thereto dated as of November 27, 2007, (iii) the Indenture dated as of September 1, 1997, between Global Marine Inc. and Wilmington Trust Company, Trustee, together with the First Supplemental Indenture thereto dated as of June 23, 2000, and Second Supplemental Indenture thereto dated as of November 20, 2001, and (iv) the Indenture dated as of April 15, 1997, between Transocean Offshore Inc. and Texas Commerce Bank National Association, Trustee, together with the First Supplemental Indenture thereto dated as of April 15, 1997, the Second Supplemental Indenture thereto dated as of May 14, 1997, the Third Supplemental Indenture thereto dated as of May 24, 2000, and the Fourth Supplemental Indenture thereto dated as of May 11, 2001, in each case with all other supplemental indentures, amendments and modifications thereto, and all notes and debentures issued pursuant to the provisions thereof.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or if available from each Lender making a Term Loan as part of such Borrowing, any other period), in each case as the Borrower may elect. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“Joinder Agreement” means an agreement in substantially the form of Exhibit 2.13 signed by the Borrower, by each Additional Lender, and by each other Lender whose Commitment is to be increased pursuant to Section 2.13, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof.

“Joint-Lead Arrangers” means, collectively, Citigroup Global Markets, Inc., Calyon New York Branch, and J.P. Morgan Securities Inc., acting in their capacities as joint lead arrangers for the credit facility described in this Agreement; provided, however, that no such Joint Lead Arrangers shall have any duties, responsibilities, or obligations hereunder in such capacity.

“Lender” is defined in the preamble.

“Lending Office” means the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for each Type of Term Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Term Loans of such Type are to be made and maintained.

“Leverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated Indebtedness of the Consolidated Group as at the end of the then most recently ended fiscal quarter of the Borrower minus (ii) the aggregate amount as of such date of unrestricted cash on which no Lien or restriction whatsoever exists (other than usual and customary rights of set-off for deposit account fees and expenses required by financial institutions where such cash is deposited) and cash deposited in restricted accounts that require the payee of such Indebtedness to consent to withdrawal thereof and earmarked for amortization of such Indebtedness (other than the portion thereof payable against interest) to (b) Consolidated EBITDA for the then most recently ended fiscal quarter of the Borrower and the immediately preceding three fiscal quarters.

“LIBOR Rate” means, for any Interest Period for each Eurodollar Loan, an interest rate per annum equal to the rate per annum appearing on Reuters BBA Libor Rates Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded to the nearest 1/100 of 1% per annum) of the rate per annum at which deposits in U.S. Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

“Lien” means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

“Loan” means (i) a Base Rate Loan or (ii) a Eurodollar Loan, as the case may be, and “Loans” means two or more of any such Loans.

“Loan Party” means each of (i) the Borrower, (ii) upon consummation of the Redomestication Transactions, Holdings, and (iii) any Subsidiary that has executed and delivered a Subsidiary Guaranty as provided in Section 6.12(j), in each case unless and until the relevant Subsidiary Guaranty is terminated as provided in Section 6.12(j).

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or condition of the Borrower and its Subsidiaries taken as a whole, or (ii) the Borrower’s ability to perform any of its payment obligations under this Agreement or the Notes.

“Maturity Date” means the earlier of (i) the Scheduled Maturity Date, and (ii) the date on which the Term Loans have become due and payable pursuant to Section 7.2 or 7.3.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA

“Non-recourse Debt” means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests of such Person, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Borrower or any other Member of the Consolidated Group, except as to certain specified present or future assets or interests of SPVs.

“Note” means any of the promissory notes of the Borrower defined in Section 2.9(e).

“Obligations” means all obligations of the Borrower to pay fees, costs and expenses hereunder, to pay principal or interest on the Term Loans and to pay any other obligations to the Administrative Agent or any Lender arising under any Credit Document.

“Other Agents” means, collectively, the Co-Syndication Agents and the Co-Documentation Agents.

“Pacific Drilling Debt” means the Indebtedness incurred to finance up to 50% of the construction and mobilization costs of two drillships under construction in Korea to be owned by the Pacific Drilling joint venture, as more particularly described on Schedule 5.15.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 of ERISA.

“Percentage” means, for each Lender, the percentage of the Aggregate Commitment Amount represented by such Lender’s Commitment; provided, that, if the Commitments have been funded, each Lender’s Percentage shall be calculated based on such Lender’s pro rata share of the total Term Loans then outstanding or, if no Term Loans are then outstanding, based on such Lender’s pro rata share of the total Term Loans that were outstanding immediately prior to the final payment thereof, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

“Performance Guaranties” means all Guaranties of the Borrower or any other Member of the Consolidated Group delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Borrower, any other Member of the Consolidated Group or a SPV.

“Performance Letters of Credit” means all letters of credit for the account of the Borrower, any other Member of the Consolidated Group or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.

“Permitted Business” has the meaning ascribed to such term in Section 6.8.

“Permitted Jurisdiction” means any of the Cayman Islands or the United States or any State thereof (including the District of Columbia).

“Permitted Liens” means the Liens permitted as described in Section 6.11.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

“Petrobras Lease” means the 20-year lease financing between a subsidiary of the Borrower and subsidiaries of Petroleo Brasileiro S.A. and Mitsui & Co., Ltd. for a new ultra-deepwater drillship (Petrobras 10000), as more particularly described on Schedule 5.15.

“Plan” means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any other Member of the Consolidated Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any other Member of the Consolidated Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

“Prime Rate” means the fluctuating commercial loan rate announced by the Administrative Agent from time to time at its New York office (or other corresponding office, in the case of any successor Administrative Agent) as its prime rate or base rate for U.S. dollar loans in the United States of America in effect on such day (which prime rate or base rate as so announced may not be the lowest rate charged by the Administrative Agent on such loans to any of its customers), with any change in such prime rate or base rate resulting from a change in such announced rate to be effective on the date of the relevant change.

“Redomestication Effective Date” means the first date on which all of the Redomestication Transactions shall have been consummated and become effective pursuant to the terms of the Redomestication Merger Agreement and the Redomestication Schemes of Arrangement.

“Redomestication Merger Agreement” means the Agreement and Plan of Merger dated as of October 9, 2008 among the Borrower, Transocean-Acquisition and Holdings, as amended provided such amendment is not adverse to the interests of the Lenders in any material respects.

“Redomestication Schemes of Arrangement” means the schemes of arrangement under Cayman Islands law pursuant to which the Borrower shall merge with Transocean-Acquisition, with the Borrower being the surviving company in such merger, and the Borrower’s ordinary shares shall be exchanged for registered shares of Holdings.

“Redomestication Transactions” means the transactions pursuant to which, among other things (i) the Borrower shall organize or cause to be organized (x) Holdings as a direct wholly owned subsidiary of the Borrower, and (y) Transocean-Acquisition, as a direct wholly owned subsidiary of Holdings, (ii) the Borrower shall merge with Transocean-Acquisition, pursuant to the Redomestication Merger Agreement and by way of the Redomestication Schemes of Arrangement as provided in such Redomestication Merger Agreement, with the Borrower being the surviving company in such merger and the direct wholly owned subsidiary of Holdings, and (iii) Holdings shall issue, pursuant to the Redomestication Merger Agreement, one registered share of Holdings in exchange for each ordinary share of the Borrower issued and outstanding immediately prior to such merger.

“Reference Banks” means Citibank, N.A. and JPMorgan Chase Bank, N.A., or if any such Lender assigns all of its Commitment and the Term Loans owing to it in accordance with Section 10.10, such other Lender as may be designated by the Administrative Agent and approved by the Borrower (such approval not to be unreasonably withheld).

“Required Lenders” means, Lenders having Term Credit Exposures representing more than 50% of the sum of the total Term Credit Exposures for all Lenders at such time.

“Revolving Credit Agreements” means the Five-Year Revolving Credit Agreement dated as of November 27, 2007 and the 364-Day Revolving Credit Agreement dated as of December 3, 2007, in each case among the Borrower, the lenders that are parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sale-Leaseback Transaction” means any arrangement whereby the Borrower or any other Member of the Consolidated Group shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, Sale-Leaseback Transaction shall exclude any transaction between Members of the Consolidated Group.

“S&P” means Standard & Poor’s Ratings Group or any successor thereto.

“Scheduled Maturity Date” means March 13, 2010.

“Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPV” means any Person (excluding the Borrower and Holdings) that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Consolidated Group’s Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, but excluding revenues and expenses that would be eliminated in consolidation with the Consolidated Group and excluding any loss or gain resulting from the early extinguishment of Indebtedness) during the most recently completed fiscal year of the Borrower, or, after the Redomestication Effective Date, Holdings, in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items and excluding any loss or gain resulting from the early extinguishment of Indebtedness) for the Consolidated Group, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Borrower, or, after the Redomestication Effective Date, Holdings. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

“Statutory Reserve Rate” means, with respect to any currency, the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Eurodollar Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sub-Agent” means any affiliate or correspondent bank of the Administrative Agent designated by it to perform any duties or responsibilities of the Administrative Agent under this Agreement and the other Credit Documents.

“Subsequent Redomestication Transactions” means transactions that (i) are permitted pursuant to Section 6.10(a) and (b), (ii) effect a redomestication of Holdings or the Borrower in a Permitted Jurisdiction, and (iii) do not result in ownership of the voting shares of the surviving redomesticated company in such transactions that would otherwise have constituted an Event of Default pursuant to Section 7.1(j) as a result of a corresponding change in share ownership of Holdings.

“Subsidiary” means, for any Person, any other Person (other than, except in the context of Section 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries. Upon consummation of the Redomestication Transactions, the Borrower and all Subsidiaries of the Borrower immediately prior to such consummation shall become Subsidiaries of Holdings.

“Subsidiary Debt Basket Amount” has the meaning ascribed to such term in Section 6.12(i).

“Subsidiary Guaranty” means any Guaranty of any Subsidiary delivered pursuant to Section 6.12(j).

“Taxes” has the meaning ascribed to such term in Section 5.10.

“Term Credit Exposure” means with respect to any Lender at any time, the sum of (i) such Lender’s applicable Percentage of the principal amounts of all outstanding Term Loans, and (ii) any remaining unfunded portion of such Lender’s Commitment in effect at such time.

“Term Loan” has the meaning ascribed to such term in Section 2.1.

“Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP as of such date.

“Total Tangible Capitalization” means, as of any date of determination, the sum of Consolidated Indebtedness plus Consolidated Tangible Net Worth as of such date.

“Transocean-Acquisition” means Transocean Cayman Ltd., a Cayman Islands company formed prior to consummation of the Redomestication Transactions as a direct wholly owned Subsidiary of Holdings and which, upon consummation of the Redomestication Transactions, shall be merged with the Borrower as provided in the Redomestication Merger Agreement and the Redomestication Schemes of Arrangement, with the Borrower being the surviving company in such merger.

“Type”, when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Alternate Base Rate.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan (determined on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan) exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any other Member of the Consolidated Group to the PBGC or such Plan.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Time of Day. Unless otherwise expressly provided, all references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.

Section 1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, and subject to the provisions of Section 10.18, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE 2 TERM CREDIT FACILITY.

Section 2.1 Term Commitments. Subject to the terms and conditions hereof, each Lender agrees to make available to Borrower on the Effective Date its pro rata share (based on its Percentage) of term loans in U.S. dollars (each a “Term Loan” and collectively the “Term Loans”) pursuant to a Borrowing Request submitted by the Borrower as provided in Section 2.3, provided that (i) the total amount of all Term Loans made pursuant to this Agreement shall not exceed the Aggregate Commitment Amount, and (ii) no Lender shall be required to make Term Loans pursuant to this Agreement in an aggregate amount exceeding its Commitment then in effect. Term Loans, once repaid, may not be reborrowed (except for a “deemed” reborrowing in connection with the funding of additional Term Loans as set forth in Section 2.13(e); provided that no additional Term Loans shall in fact be required to be made by any Lender under Section 2.13 except for any portion of the Additional Commitment Amount to which such Lender shall have agreed pursuant to Section 2.13). The obligations of each Lender hereunder shall be several and not joint.

Section 2.2 Types of Term Loans. Borrowings of Term Loans may be made and shall be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Section 2.3, 2.4, or 2.13, as the case may be.

Section 2.3 Procedure for Borrowing.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than (i) 12:00 P.M. at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing comprised of Eurodollar Loans, and (ii) 12:00 P.M. on the date the Borrower requests the Lenders to advance a Borrowing comprised of Base Rate Loans, in each case pursuant to a duly completed Borrowing Request substantially in the form of Exhibit 2.3 (each a “Borrowing Request”) executed on behalf of Borrower by two of its officers. Each such Borrowing Request shall be given by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) and shall specify (i) the amount and Type of Term Loans to comprise such Borrowing, (ii) the requested funding date for such Borrowing, which shall be a Business Day, and (iii) if such Borrowing is to be comprised of Eurodollar Loans, the initial Interest Period to be applicable to such Borrowing. The Borrower agrees that the Administrative Agent may rely on any such telephonic or facsimile notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to this Section 2.3 relating to any Borrowing. The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans (but, if such notice is given by telephone, the Administrative Agent shall confirm such rate in writing) promptly after the Administrative Agent has made such determination.

Section 2.4 Procedure for Continuation or Conversion of Term Loans.

(a) Notice of Continuation or Conversion of Outstanding Borrowings. The Borrower may from time to time elect to change or continue the Type of each Borrowing or a portion thereof (such portion to be in an amount not less than $5,000,000 and in an integral multiple of $1,000,000), as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.12; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below. The Borrower may select multiple Interest Periods for Borrowings comprised of Eurodollar Loans, provided that at no time shall the number of different Interest Periods for outstanding Borrowings comprised of Eurodollar Loans exceed ten (10) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods, and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Term Loans involved). Notices of the continuation of such Eurodollar Loans for an additional Interest Period or of the conversion of part or all of such Eurodollar Loans into Base Rate Loans or of such Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 P.M. at least three (3) Business Days before the date of the requested continuation or conversion.

(b) Manner of Notice. The Borrower shall give such notices concerning the continuation or conversion of a Borrowing pursuant to this Section 2.4 by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing to be continued or converted, the Type of Term Loans to comprise such continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or facsimile notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(c) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to this Section 2.4 relating to a continuation or conversion of any Borrowing. The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans (but, if such notice is given by telephone, the Administrative Agent shall confirm such rate in writing) promptly after the Administrative Agent has made such determination.

(d) Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to this Section 2.4 of the continuation or conversion of any outstanding principal amount of a Borrowing comprised of Eurodollar Loans, and has not notified the Administrative Agent by 12:00 P.M. at least three (3) Business Days before the last day of the Interest Period for any Borrowing comprised of Eurodollar Loans that it intends to repay such Borrowing, the Borrower shall be deemed to have requested the continuation of such Borrowing as Eurodollar Loans with an Interest Period of one (1) month, so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2. Upon the occurrence and during the continuance of any Event of Default, and upon notice thereof from the Administrative Agent to the Borrower, all Eurodollar Loans will automatically, on the last day of the then existing respective Interest Periods therefor, convert into a Base Rate Loan.

(e) Conversion. If the Borrower shall elect to convert any particular Borrowing pursuant to this Section 2.4 from one Type of Term Loan to the other Type only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally commencing on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurodollar Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans. If the Borrower shall elect to have multiple Interest Periods apply to any such particular Borrowing comprised of Eurodollar Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally commencing on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so selected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period. This Section 2.4(e) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing.

Section 2.5 Interest Periods. As provided in Sections 2.3 and 2.4, at the time of each request for a Borrowing of Term Loans, or for the continuation or conversion of any Borrowing of Term Loans, the Borrower shall select the Interest Period(s) to be applicable to such Term Loans from among the available options, subject to the limitations in Section 2.4; provided, however, that:

(i) the Borrower may not select an Interest Period that extends beyond the Scheduled Maturity Date;

(ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of Eurodollar Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

(iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of Eurodollar Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

Section 2.6 Funding of Term Loans.

(a) Disbursement of Term Loans. Not later than 12:00 P.M. with respect to Borrowings comprised of Eurodollar Loans, and 3:00 P.M. with respect to Borrowings comprised of Base Rate Loans, on the date of any requested advance of a new Borrowing of Term Loans, each Lender, subject to all other provisions hereof, shall make available for the account of its applicable Lending Office its portion of such Borrowing in funds immediately available for the benefit of the Administrative Agent in the applicable Administrative Agent’s Account and according to the payment instructions of the Administrative Agent. The Administrative Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on such date. Acceptance by the Borrower of any late amount shall not be deemed a waiver by the Borrower of any rights it may have against any Lender making funds available after the time prescribed above. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

(b) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the time at which such Lender is scheduled to make payment to the Administrative Agent of the funds comprising its portion of a Borrowing (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the portion of the Borrowing to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to the Administrative Agent’s cost of funds for such amount. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the portion of the Borrowing attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Borrowing, but the Borrower will in no event be liable to pay any amounts otherwise due pursuant to Section 2.12 in respect of such repayment. Nothing in this subsection shall be deemed to relieve any Lender from any obligation to fund any Term Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.7 Applicable Interest Rates.

(a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Base Rate Loan is made until maturity (whether by acceleration or otherwise) or until conversion to a Eurodollar Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Alternate Base Rate plus the Applicable Margin for Base Rate Borrowings, in each case from time to time in effect. The Borrower agrees to pay such interest on each Interest Payment Date for such Base Rate Loan and at maturity (whether by acceleration or otherwise).

(b) Eurodollar Loans. Each Eurodollar Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Eurodollar Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin for Eurodollar Borrowings, in each case from time to time in effect. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

(c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Term Loans hereunder insofar as such interest rate involves a determination of the Alternate Base Rate, Adjusted LIBOR or LIBOR Rate, or any applicable default rate pursuant to Section

2.8, and such determination shall be conclusive and binding except in the case of the Administrative Agent’s manifest error or willful misconduct. The Administrative Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR with respect to each Eurodollar Loan.

Section 2.8 Default Rate. If any payment of principal on any Term Loan is not made when due after the expiration of the grace period therefor provided in Section 7.1(a) (whether by acceleration or otherwise), such Term Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such principal then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:

(a) for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such Base Rate Loan as otherwise provided in Section 2.7(a); and

(b) for any Eurodollar Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such Eurodollar Loan as otherwise provided in Section 2.7(b) at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum pursuant to this clause (y) equal to the rate of interest as otherwise provided in Section 2.7(a) (but not less than the rate in effect as provided in Section 2.7(a) at the time such payment was due).

It is the intention of the Administrative Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or any Term Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Term Loans (or, if the principal amount of the Term Loans shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Term Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Term Loans (or if the principal amount of the Term Loans shall have been paid in full, refunded by such Lender to the Borrower). To the extent that the Texas Finance Code, Chapters 302 and 303, are relevant to the Administrative Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Administrative Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Chapter by the indicated (weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Term Loans are paid in full by the Borrower prior to the full stated term of the Term Loans and the interest received from the actual period of the existence of the Term Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Term Loans and none of the Administrative Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.

Section 2.9 Repayment of Term Loans; Evidence of Debt.

(a) Repayment of Term Loans. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender, on the Maturity Date, the unpaid amount of each Term Loan then outstanding.

(b) Record of Term Loans by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.

(c) Record of Term Loans by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Evidence of Obligations. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(e) Notes. The Term Loans outstanding to the Borrower from each Lender shall, at the written request of such Lender, be evidenced by a promissory note of the Borrower payable to such Lender in the form of Exhibit 2.9 (each a “Note”). The Borrower agrees to execute and deliver to the Administrative Agent, for the benefit of each Lender requesting a Note as aforesaid, an original of each such Note, appropriately completed, to evidence the respective Term Loans made by such Lender hereunder, within ten (10) Business Days after the Borrower receives a written request therefor.

(f) Recording of Term Loans and Payments on Notes. Each holder of a Note shall record on its books and records or on a schedule to its Note (and prior to any transfer of its Notes shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Term Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Term Loan and, if a Eurodollar Loan the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Term Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Term Loans, if any, then outstanding thereon.

Section 2.10 Optional Prepayments. The Borrower shall have the privilege of prepaying any Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. on the date of such prepayment. The Borrower shall have the privilege of prepaying any Eurodollar Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of $1,000,000) only on the last Business Day of an Interest Period for such Eurodollar Loan, and (b) at any other time without premium or penalty except for the breakage fees and funding losses that are required to be paid pursuant to Section 2.12; provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment. Unless otherwise specified in writing by the Borrower, optional prepayments shall be applied first, to the principal of the Term Loans and any interest accrued and unpaid on such principal amounts so prepaid, and second, to any other Obligations then outstanding.

Section 2.11 Mandatory Prepayments of Term Loans. In the event and on each occasion that the aggregate principal amount of outstanding Term Loans exceeds the Aggregate Commitment Amount then in effect, then the Borrower shall promptly prepay Term Loans in an aggregate amount sufficient to eliminate such excess. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Term Loans being prepaid. If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this Section 2.11, the Borrower shall make such prepayment no later than the second Business Day following such notice. Any mandatory prepayment of Term Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.10. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Term Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.12.

Section 2.12 Breakage Fees. If any Lender incurs any loss, cost or expense (excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

(a) any payment, prepayment or conversion of any such Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

(b) any failure to make a principal payment of any such Eurodollar Loan on the due date therefor; or

(c) any failure by the Borrower to borrow, continue or prepay, or convert to, any such Eurodollar Loan on the date specified in a notice given pursuant to Section 2.10 (other than by reason of a default of such Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender’s entitlement thereto. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

Section 2.13 Term Facility Increase; Additional Lenders.

(a) So long as no Event of Default has occurred and is continuing, the Borrower may, from time to time, but in any case at least forty-five (45) days prior to the Facility Increase Expiration Date, notify the Administrative Agent in writing of the Borrower’s request to increase the Aggregate Commitment Amount pursuant to this Section 2.13 for a total principal amount of additional Term Loans not to exceed $75,000,000 (the amount of any such increase, the “Additional Commitment Amount”), and the requested Facility Increase Funding Date (which shall be a Business Day prior to the Facility Increase Expiration Date) for the additional Term Loans in such Additional Commitment Amount. Any agreement by a Lender to increase its Commitment pursuant to such request shall be made in its sole discretion. No increase in the Aggregate Commitment Amount or additional Term Loans may be effected or requested pursuant to this Section 2.13 on any occasion for an amount less than $25,000,000.

(b) The Borrower may designate one or more banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree to, in the case of any such Person that is an existing Lender, increase its Commitment, and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any bank or financial institution that is not an existing Lender must be approved by the Administrative Agent (which approval will not be unreasonably withheld or delayed). The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the Additional Commitment Amount.

(c) An increase in the Aggregate Commitment Amount pursuant to this Section 2.13 shall become effective on the Facility Increase Funding Date for the related Borrowing upon the receipt by the Administrative Agent of a Joinder Agreement signed by the Borrower, by each Additional Lender, and by each other Lender whose Commitment is to be increased, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Commitments and the Borrowing of the additional Term Loans, and such opinions of counsel for the Borrower with respect to the increase in the Commitments and the Borrowing of the additional Term Loans, as the Administrative Agent may reasonably request.

(d) Upon the effectiveness of an increase in the Aggregate Commitment Amount pursuant to subsection (c) above, and the funding of the additional Term Loans, the respective Commitment amounts and Percentages of the Lenders set forth on the signature pages hereto shall automatically be deemed to be adjusted to take into account the Additional Commitment Amount and related funding of additional Term Loans.

(e) In order to obtain funding of the additional Term Loans on any Facility Increase Funding Date, the Borrower shall have given to the Administrative Agent a Borrowing Request for such Term Loans in the form required by Section 2.3 (and including any re-borrowings of existing Term Loans as provided in the last sentence of this subsection (e)), and shall have complied with the requirements and conditions set forth in Section 4.2. Each existing Lender that is increasing its Commitment and each Additional Lender shall make available to the Administrative Agent its portion of the additional Term Loans to be funded on such Facility Increase Funding Date in accordance with Section 2.6. On any Facility Increase Funding Date of any additional Term Loans pursuant to this Section 2.13 that are not pro rata among all existing Lenders, the Borrower shall be deemed to have repaid in their entirety on such Facility Increase Funding Date all existing outstanding Term Loans (and shall pay to the existing Lenders any breakage fees and funding losses that would be required to be paid pursuant to Section 2.12 in connection with such prepayment), and all such existing Term Loans shall be deemed to be re-borrowed, and all such additional Term Loans shall be deemed to be funded, pro rata in accordance with the applicable Percentages of the respective Lenders (including the Additional Lenders) after giving effect to the increase in the Aggregate Commitment Amount and funding of the additional Term Loans, and all such Term Loans shall be outstanding as Borrowings subject to Interest Periods commencing on such Facility Increase Funding Date as specified by the Borrower in its Borrowing Request pursuant to this Section 2.13.

ARTICLE 3 FEES AND PAYMENTS.

Section 3.1 Administrative Agent Fees. The Borrower shall pay to the Administrative Agent the administrative agency fees from time to time agreed to by the Borrower and the Administrative Agent.

Section 3.2 Place and Application of Payments.

(a) All payments of principal of and interest on the Term Loans and all fees and other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Administrative Agent without defense, setoff or counterclaim, free of any restriction or condition, for the benefit of the Lenders entitled to such payments, in immediately available funds on the due date thereof no later than 2:00 P.M. in the Administrative Agent’s Account or such other location as the Administrative Agent may designate in writing to the Borrower. Any payments received by the Administrative Agent from the Borrower after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day. The Administrative Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

(b) If any payment received by the Administrative Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order set forth in Section 7.6. In calculating the amount of Obligations owing each Lender other than for principal and interest on Term Loans, the Administrative Agent shall only be required to include such other Obligations that Lenders have certified to the Administrative Agent in writing are due to such Lenders.

Section 3.3 Withholding Taxes.

(a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any other Loan Party to any Lender or Administrative Agent under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower or such Loan Party is organized, any jurisdiction from which the Borrower or such Loan Party makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Administrative Agent, the following taxes:

(i) taxes imposed on, based upon, or measured by such Lender’s or the Administrative Agent’s net income or profits, and branch profits, franchise and similar taxes imposed on it;

(ii) taxes imposed on such Lender or the Administrative Agent as a result of a present or former connection between the taxing jurisdiction and such Lender or Administrative Agent, or any affiliate thereof, as the case may be, other than a connection resulting solely from the transactions contemplated by this Agreement;

(iii) taxes imposed as a result of the transfer by such Lender or the Administrative Agent of its interest in this Agreement or any other Credit Document or a designation by such Lender or the Administrative Agent (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender’s or the Administrative Agent’s interest in this Agreement or any other Credit Document or designation of a new Lending Office);

(iv) taxes imposed by the United States of America (or any political subdivision thereof or tax authority therein) upon a Lender or the Administrative Agent organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any “anti-treaty shopping,” “limitation of benefits,” or similar provision applicable to a treaty) after the date hereof, in the case of each Lender or the Administrative Agent originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10) or the Administrative Agent, after the date on which it becomes a Lender or the Administrative Agent, as the case may be; or

(v) taxes which would not have been imposed but for (a) the failure of any Lender or the Administrative Agent, as the case may be, to provide (I) the applicable forms prescribed by the Internal Revenue Service, as required pursuant to Section 3.3(b), or (II) any other form, certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a form, certification, documentation or other proof provided by such Lender or the Administrative Agent to establish an exemption from such tax, assessment or other governmental charge is false;

(all such present or future taxes, excluding only the taxes described in the preceding clauses (i) through (v), being hereinafter referred to as “Indemnified Taxes”). If any such withholding is so required, the Borrower or such other Loan Party shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Administrative Agent (as the case may be) would have received had withholding of any Indemnified Tax not been made. If the Borrower or any other Loan Party pays any Indemnified Taxes, or any penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other evidence of payment if such tax receipts have not yet been received by the Borrower or such other Loan Party (with such tax receipts to be delivered within fifteen (15) days after being actually received), to the Lender or the Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) within fifteen (15) days of such payment. If the Administrative Agent or any Lender pays any Indemnified Taxes, or any penalties or interest in connection therewith, the Borrower shall reimburse the Administrative Agent or such Lender for the payment on demand in the currency in which such payment was made. Such Lender or the Administrative Agent shall make written demand on the Borrower for reimbursement hereunder no later than ninety (90) days after the earlier of (i) the date on which such Lender or the Administrative Agent makes payment of the Indemnified Taxes, penalties and interest, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Administrative Agent for payment of the Indemnified Taxes, penalties and interest. Any such demand shall describe in reasonable detail such Indemnified Taxes, penalties or interest, including the amount thereof if then known to such Lender or the Administrative Agent, as the case may be. In the event that such Lender or the Administrative Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for reimbursement.

(b) U.S. Withholding Tax Exemptions. Upon the written request of the Borrower or the Administrative Agent, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent, promptly after such request, two duly completed and signed copies of either Form W-8BEN or any successor form (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form W-8ECI or any successor form (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service, and any other form of the United States Internal Revenue Service reasonably necessary to accomplish exemption from withholding obligations or to facilitate the Administrative Agent’s performance under this Agreement. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person and is exempt from information reporting under Section 6049 of the Code and backup withholding under Section 3406 of the Code.

(c) Inability of Lender to Submit Forms. If any Lender determines in good faith, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that (i) it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3, (ii) it is required to withdraw or cancel any such form or certificate previously submitted, or (iii) any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact, and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

(d) Refund of Taxes. If any Lender or the Administrative Agent becomes aware that it has received a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or any other Loan Party has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Administrative Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such other Loan Party within fifteen (15) days after receipt thereof. A Lender or the Administrative Agent shall provide, at the sole cost and expense of the Borrower, such assistance as the Borrower may reasonably request in order to obtain such a refund; provided, however, that neither the Administrative Agent nor any Lender shall in any event be required to disclose any information to the Borrower or such other Loan Party with respect to the overall tax position of the Administrative Agent or such Lender.

(e) Swiss Withholding Taxes. Without limiting the foregoing provisions of this Section 3.3, the Borrower acknowledges and agrees that (i) all withholding taxes that may be levied or imposed pursuant to any existing or future laws or regulations of Switzerland or any political subdivision thereof in respect of any payments to be made by the Borrower or any other Loan Party at any time under the terms of this Agreement or any other Credit Document shall constitute Indemnified Taxes for all purposes hereof (but excluding such taxes as provided in clauses (i), (ii), (iii) or (v) of Section 3.3(a)), and (ii) if any such taxes are so levied or imposed, the Borrower or such other Loan Party shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount to each Lender and the Administrative Agent, as applicable, as may be necessary to insure that the net amount actually received by each Lender and the Administrative Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Administrative Agent would have received had withholding of any such Indemnified Taxes not been made.

ARTICLE 4 CONDITIONS PRECEDENT.

Section 4.1 Initial Borrowing. This Agreement shall become effective, and the obligation of each Lender to advance the initial Term Loans hereunder shall only take effect, on the date (the “Effective Date”) on which each of the following conditions has been satisfied (or waived in accordance with Section 10.11):

(a) The Administrative Agent shall have received counterparts of this Agreement duly executed (including by facsimile or other electronic means) by all parties to this Agreement, together with the following, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient number of signed counterparts, where applicable, to provide one for each Lender:

(i) Certificates of Officers. Certificates of the Secretary or an Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute Credit Documents on the Borrower’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of the Borrower authorizing the execution and delivery of the Credit Documents, (y) copies of the Borrower’s memorandum of association and articles of association and other publicly filed organizational documents in its jurisdiction of incorporation and bylaws and other governing documents, if any, and (z) copies of the Borrower’s certificate of incorporation and certificate of good standing from the appropriate governing agency of the Borrower’s jurisdiction of incorporation;

(ii) Regulatory Filings and Approvals. Copies of all necessary governmental and third party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;

(iii) Insurance Certificate. An insurance certificate dated not more than ten (10) Business Days prior to the Effective Date from the Borrower describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by this Agreement;

(iv) Opinions of Counsel. The opinions of (x) Baker Botts LLP, New York counsel for the Borrower, in the form of Exhibit 4.1A, (y) Walter A. Baker, Associate General Counsel of the Borrower, in the form of Exhibit 4.1B, and (z) Walkers, Cayman Islands counsel for the Borrower, in the form of Exhibit 4.1C;

(v) Closing Certificate. Certificate of the President or a Vice President of the Borrower as to the satisfaction of all conditions set forth in this Section 4.1;

(vi) Notes. Duly completed and executed Notes for each of the Lenders that has requested such Notes prior to the Effective Date as provided in Section 2.9(e); and

(vii) Borrowing Request. The Administrative Agent shall have received the Borrowing Request required by the first sentence of Section 2.3(a).

(b) Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such Borrowing, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(c) No Default or Event of Default shall have occurred and be continuing; and

(d) Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Administrative Agent, the Lenders, Citigroup Global Markets, Inc. and Calyon New York Branch, pursuant to this Agreement and as otherwise agreed in writing by the Borrower with respect to the transactions contemplated by this Agreement.

Section 4.2 Subsequent Borrowings. The obligation of any Lenders to make advances of any Term Loans pursuant to Section 2.13 is subject to satisfaction in each instance of the following conditions precedent:

(a) Notices. The Administrative Agent shall have received the Borrowing Request required by Section 2.13(e);

(b) Warranties True and Correct. Each of the representations and warranties of the Borrower and the other Loan Parties set forth herein shall be true and correct in all material respects as of the time of such Borrowing, except as a result of the transactions permitted hereunder, and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Borrowing; and

(d) Regulations T, U and X. The Borrowing to be made by the Borrower shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Each acceptance by the Borrower of an advance of any Term Loans shall be deemed to be a representation and warranty by the Borrower on the date of such acceptance, that all conditions precedent to such Borrowing set forth in Section 4.1 (with respect to the initial Borrowings hereunder) and in Section 4.2 (with respect to any Borrowing on any Facility Increase Funding Date) have, except to the extent waived in accordance with the terms hereof, been satisfied or fulfilled, unless the Borrower gives to the Administrative Agent and the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such Term Loans unless the Required Lenders shall have previously waived in writing such non-compliance.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender and the Administrative Agent as follows:

Section 5.1 Corporate Organization. Each of the Borrower, Holdings (at all times on and after the Redomestication Effective Date), and each other material Member of the Consolidated Group: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary organizational power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

Section 5.2 Power and Authority; Validity. Each of the Borrower and any other Loan Parties has the organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary company action to authorize the execution, delivery and performance of such Credit Documents. Each of the Borrower and any other Loan Parties has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.

Section 5.3 No Violation. Neither the execution, delivery or performance by the Borrower or any other Loan Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any other Member of the Consolidated Group under, the terms of any material contractual obligation to which the Borrower or any other Member of the Consolidated Group is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any other Member of the Consolidated Group.

Section 5.4 Litigation. Except as may be described on Schedule 5.4, there are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any other Member of the Consolidated Group that are reasonably likely to have a Material Adverse Effect.

Section 5.5 Use of Proceeds; Margin Regulations.

(a) Use of Proceeds. The proceeds of the Term Loans shall be used solely for repayment and debt service on the Bridge Facility and payment of fees, costs and expenses incurred or payable by the Borrower pursuant to this Agreement, provided that, after repayment in full of the Bridge Facility and termination or expiration of the Bridge Credit Agreement, such proceeds may be used for general corporate purposes.

(b) Margin Stock. Neither the Borrower nor any other Member of the Consolidated Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Term Loans will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Term Loans and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and the other Members of the Consolidated Group consists of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

Section 5.6 Investment Company Act . Neither the Borrower nor any other Member of the Consolidated Group is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.7 True and Complete Disclosure. All factual information (taken as a whole) furnished by the Borrower or any other Member of the Consolidated Group in writing to the Administrative Agent or any Lender in connection with any Credit Document or the Confidential Information Memorandum or any transaction contemplated therein did not, as of the date such information was furnished (or, if such information expressly related to a specific date, as of such specific date), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Lenders prior to the date of this Agreement.

Section 5.8 Financial Statements. The financial statements heretofore delivered to the Lenders for the Borrower’s fiscal year ended December 31, 2007, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower’s financial statements for the previous fiscal year. Such annual financial statements fairly present in all material respects on a consolidated basis the financial position of the Borrower as of the date thereof, and the results of operations for the fiscal year then ended. As of the Initial Effective Date, except as described on Schedule 5.8, the Borrower and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not included in the financial statements referred to in this Section 5.8 or disclosed in the notes thereto unless otherwise permitted under this Agreement.

Section 5.9 No Material Adverse Change. Except as may be described on Schedule 5.9, since December 31, 2007 there has occurred no event or effect with respect to the business, assets, operations or condition of the Borrower and its Subsidiaries, as reflected in its annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2007, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Taxes. The Borrower and all other Members of the Consolidated Group have filed all material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, “Taxes”) shown to be due and payable on such returns or on any assessments made against the Borrower or such other Members of the Consolidated Group or any of their properties (other than any such assessments, fees, charges or levies that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or which the failure to pay could not reasonably be expected to have a Material Adverse Effect).

Section 5.11 Consents. On the Initial Effective Date and on any Facility Increase Funding Date, all material consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower in order to obtain the Term Loans hereunder on such date have been or will have been obtained or made and are or will be in full force and effect.

Section 5.12 Insurance. The Borrower, Holdings (on and after the Redomestication Effective Date), and all other material Members of the Consolidated Group maintain in effect, with responsible insurance companies, including captive insurance companies, or through self-insurance, insurance against any loss or damage to all insurable property and assets owned by it, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles), and insurance with respect to employers’ and public and product liability risks (subject to self-insured retentions and deductibles).

Section 5.13 Intellectual Property. The Borrower and all other Members of the Consolidated Group own or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and all other Members of the Consolidated Group as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.

Section 5.14 Ownership of Property. The Borrower and all other Members of the Consolidated Group have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.

Section 5.15 Existing Indebtedness. Schedule 5.15 contains a complete and accurate list of all Indebtedness outstanding as of the Initial Effective Date, with respect to the Borrower and its Subsidiaries, in each case in a principal amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more (other than the Obligations hereunder and Indebtedness permitted by Section 6.12(b) through (j)) and permitted by Section 6.12(a), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

Section 5.16 Existing Liens. Schedule 5.16 contains a complete and accurate list of all Liens outstanding as of the Initial Effective Date, with respect to the Borrower and its Subsidiaries where the Indebtedness or other obligations secured by such Lien is in a principal amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more (other than the Liens permitted by Section 6.11(b) through (r)), and permitted by Section 6.11(a), in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.

Section 5.17 Employee Benefit Plan. The Borrower, each other Member of the Consolidated Group and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except for any such non-compliance or non-performance which could not reasonably be expected to result in a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the U.S. Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower or any other Member of the Consolidated Group or any of their ERISA Affiliates with respect to any Employee Benefit Plan, except for any such liability which could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect. No Plan has Unfunded Vested Liabilities which could reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower, and the other Members of the Consolidated Group and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each other Member of the Consolidated Group and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except for any such non-compliance which could not reasonably be expected to result in a Material Adverse Effect.

Section 5.18 OFAC. Neither the Borrower nor any other Member of the Consolidated Group (i) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (a “Prohibited Person”), or (ii) will knowingly use any proceeds of the Loans, directly or indirectly, (a) to support activities in any country subject to a comprehensive sanctions program administered by the Office of Foreign Assets Control (“OFAC”) where such activities would be in violation of the sanctions program, or (b) to conduct business with a Prohibited Person or any individual or entity controlled by a Prohibited Person.

Section 5.19 Compliance with Certain Laws. The Borrower and each other Member of the Consolidated Group is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto as if such statute, regulations, legislation, or order applied in full to the Borrower and each other Member of the Consolidated Group, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and its implementing regulations as if such statute and regulations applied in full to the Borrower and each other Member of the Consolidated Group. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.20 Redomestication. At such time as the Redomestication Transactions shall be consummated, (i) the conditions to the consummation of the Redomestication Transactions as provided in the Redomestication Merger Agreement and Redomestication Schemes of Arrangement shall have been satisfied as of such time (other than any such conditions waived by the parties thereto where such waiver would not be adverse to the interests of the Lenders in any material respects), (ii) such Redomestication Transactions shall have been consummated in accordance with the terms of the Redomestication Merger Agreement and Redomestication Schemes of Arrangement and in compliance in all material respects with all applicable laws, regulations and governmental and judicial approvals (including, without limitation, the court orders sanctioning the Redomestication Transactions obtained from the Grand Court of the

Cayman Islands), and (iii) such consummation of the Redomestication Transactions shall not have resulted in or caused to have occurred any Default or Event of Default, or any breach or default under the terms of the Indentures, the Revolving Credit Agreements, or any other indenture, credit or loan agreement, lease, or other financing agreement evidencing or governing any other Material Indebtedness, or other material contract or agreement of the Borrower or its Subsidiaries the breach or default of which could reasonably be expected to have a Material Adverse Effect.

Section 5.21 Solvency. Each Loan Party, after giving effect to the Redomestication Transactions, the Holdings Guaranty, any other Guaranties given by any Loan Parties in respect of this Agreement, the Revolving Credit Agreements, and the Indebtedness issued under the Indentures, will be, when taken together with their respective Subsidiaries, Solvent.

ARTICLE 6 COVENANTS.

Each of the Borrower and, on or after the Redomestication Effective Date, Holdings, covenants and agrees that, so long as any Term Loan, Note, or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:

Section 6.1 Corporate Existence. Each of the Borrower, Holdings (on and after the Redomestication Effective Date), and all other material Members of the Consolidated Group will preserve and maintain its organizational existence, except (i) for the dissolution of any material Subsidiaries of the Borrower whose assets are transferred to the Borrower or any of its Subsidiaries, (ii) for mergers and other or other business combinations permitted under Section 6.10, and mergers or other business combinations of any Subsidiary of the Borrower with or into the Borrower or another Subsidiary of the Borrower, (iii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary of the Borrower could not reasonably be expected to have a Material Adverse Effect, or (iv) as otherwise expressly permitted in this Agreement.

Section 6.2 Maintenance. Each of the Borrower, Holdings (on and after the Redomestication Effective Date), and all other material Members of the Consolidated Group will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower, Holdings (on and after the Redomestication Effective Date), or any other material Members of the Consolidated Group from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower, Holdings (on and after the Redomestication Effective Date), or any other material Members of the Consolidated Group, as applicable, desirable in the conduct of its business.

Section 6.3 Taxes. Each of the Borrower and the other Members of the Consolidated Group will duly pay and discharge all Taxes upon or against it or its properties within ninety (90) days after becoming due or, if later, prior to the date on which penalties are imposed for such unpaid Taxes, unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 6.4 ERISA. Each of the Borrower and the other Members of the Consolidated Group will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower, Holdings (on or after the Redomestication Effective Date), or any other material Member of the Consolidated Group and will promptly notify the Administrative Agent upon an officer of the Borrower or Holdings (on or after the Redomestication Effective Date) becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA), so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the intention of the Borrower or any other Member of the Consolidated Group to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or any other Members of the Consolidated Group of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower or any other Members of the Consolidated Group, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and any other Members of the Consolidated Group, taken as a whole, in either case in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect. The Borrower will also promptly notify the Administrative Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

Section 6.5 Insurance. Each of the Borrower, Holdings (on or after the Redomestication Effective Date), and all other material Members of the Consolidated Group will maintain or cause to be maintained, with responsible insurance companies, including captive insurance companies, or through self-insurance, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers’ and public and product liability risks.

Section 6.6 Financial Reports and Other Information.

(a) Periodic Financial Statements and Other Documents. The Borrower, the other Members of the Consolidated Group, and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, the other Members of the Consolidated Group and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Administrative Agent:

(i) not later than the earlier of (x) sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower or, after the Redomestication Effective Date, Holdings, and (y) five (5) days after the date the Borrower or, after the Redomestication Effective Date, Holdings, is required to file with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Borrower or, after the Redomestication Effective Date, Holdings, that they fairly present the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (publicly filing the Borrower’s or, after the Redomestication Effective Date, Holdings’, Form 10-Q with the SEC in any event will satisfy the requirements of this subsection subject to Section 6.6(b) and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto));

(ii) not later than the earlier of (x) one hundred twenty (120) days after the end of each fiscal year of the Borrower or, after the Redomestication Effective Date, Holdings, and (y) five (5) days after the date the Borrower or, after the Redomestication Effective Date, Holdings, is required to file with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (publicly filing the Borrower’s or, after the Redomestication Effective Date, Holdings’, Form 10-K with the SEC in any event will satisfy the requirements of this subsection subject to Section 6.6(b) and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto));

(iii) commencing with fiscal year 2008, to the extent actually prepared and approved by the Borrower’s or, after the Redomestication Effective Date, Holdings’, board of directors, a projection of the Consolidated Group’s consolidated balance sheet and consolidated income, retained earnings and cash flows for the current fiscal year showing such projected budget for each fiscal quarter ending during such year; and

(iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower or, after the Redomestication Effective Date, Holdings, sends to its stockholders generally or publicly files with the SEC or any similar governmental authority (and is publicly available); provided that publicly filing such documents with the SEC in any event will satisfy the requirements of this subsection, subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto.

The Administrative Agent will forward promptly to the Lenders the information provided to the Administrative Agent pursuant to (i) through (iv) above.

(b) Compliance Certificates. Within the respective time periods set forth in subsections (i) and (ii) of Section 6.6(a) for furnishing financial statements, the Borrower shall deliver or cause to be delivered (i) additional information setting forth calculations excluding the effects of any SPVs and containing such calculations for any SPVs as reasonably requested by the Administrative Agent, and (ii) (x) a written certificate signed by the Borrower’s or, after the Redomestication Effective Date, Holdings’, chief financial officer (or other financial officer of the Borrower or, after the Redomestication Effective Date, Holdings), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower or any other Member of the Consolidated Group to remedy the same, and (y) a Compliance Certificate in the form of Exhibit 6.6 showing compliance with certain of the covenants (to the extent then applicable) set forth herein.

(c) Reserved.

(d) Notice of Events Relating to Environmental Laws and Claims. Promptly after any officer of the Borrower or, after the Redomestication Effective Date, any officer of the Borrower or Holdings, obtains knowledge of any of the following, the Borrower will provide or cause to be provided to the Administrative Agent written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against the Borrower or any other Member of the Consolidated Group or any SPV or any property owned or operated by the Borrower or any other Member of the Consolidated Group or any SPV;

(ii) any condition or occurrence on any property owned or operated by the Borrower or any other Member of the Consolidated Group or any SPV that results in noncompliance by the Borrower or any other Member of the Consolidated Group or any SPV with any Environmental Law; and

(iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any other Member of the Consolidated Group or any SPV other than in the ordinary course of business.

(e) Notices of Default, Litigation, Etc. The Borrower will promptly, and in any event within five (5) Business Days, after an officer of the Borrower or, after the Redomestication Effective Date, any officer of the Borrower or Holdings, has knowledge thereof, give or cause to be given written notice to the Administrative Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is reasonably expected to result in a breach of, Section 6.17 or 6.18; and (v) any notice received by it or any other Member of the Consolidated Group or any SPV from the holder(s) of Indebtedness of the Borrower or any other Member of the Consolidated Group or any SPV in an amount which, in the aggregate, exceeds $75,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $75,000,000), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

Section 6.7 Lender Inspection Rights. Upon reasonable notice from the Administrative Agent or any Lender, the Borrower and, after the Redomestication Effective Date, Holdings, will permit the Administrative Agent or any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) during normal business hours at such entity’s sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower’s expense, to visit and inspect any of the properties of the Borrower or any other Member of the Consolidated Group, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower and, after the Redomestication Effective Date, Holdings, authorizes such accountants to discuss with the Administrative Agent and any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) the affairs, finances and accounts of the

Borrower and all other Members of the Consolidated Group), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and, after the Redomestication Effective Date, Holdings, and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Administrative Agent or the Lenders and such accountants. The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.7 and/or Section 6.6 and to coordinate the exercise by the Lenders of such rights.

Section 6.8 Conduct of Business. The Borrower and all other Members of the Consolidated Group will at all times remain primarily engaged in (i) the contract drilling business, and the provision of turnkey drilling services, (ii) the provision of services to the energy industry, (iii) other existing businesses described in the Borrower’s annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2007, including without limitation, the oil and gas exploration and production business, or (iv) any related businesses (each a “Permitted Business”).

Section 6.9 Use of Proceeds; Margin Regulations.

(a) Use of Proceeds. The proceeds of the Term Loans shall only be used for repayment and debt service on the Bridge Facility and payment of fees, costs and expenses incurred or payable by the Borrower pursuant to this Agreement, provided that, after repayment in full of the Bridge Facility and termination or expiration of the Bridge Credit Agreement, such proceeds may be used for general corporate purposes.

(b) Margin Stock. Neither the Borrower nor any other Member of the Consolidated Group shall engage in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Term Loans will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Term Loans less than 25% of the assets of each of the Borrower and the other Members of the Consolidated Group will consist of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

Section 6.10 Restrictions on Fundamental Changes. Other than in connection with the Redomestication Transactions, neither the Borrower nor, after the Redomestication Effective Date, Holdings, shall merge, consolidate, amalgamate or complete a scheme of arrangement with any other Person, or cause or permit any dissolution of the Borrower or, after the Redomestication Effective Date, Holdings, or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower’s or, after the Redomestication Effective Date, Holdings’, assets, except that:

(a) The Borrower may merge into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) the Borrower is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of the Borrower under this Agreement and the other Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and assumption agreement, certificates, opinions and other documents of the types described in Section 6.19(b), all in form and substance reasonably satisfactory to the Administrative Agent;

(b) Holdings may merge into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation,

amalgamation or scheme of arrangement (x) Holdings is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of Holdings under the Holdings Guaranty pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, certificates, opinions and other documents of the types described in Section 6.19(b), all in form and substance reasonably satisfactory to the Administrative Agent;

(c) The Borrower may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person if such Person is a Subsidiary of the Borrower (or a Person who will contemporaneously therewith become a Subsidiary of the Borrower); and

(d) Holdings may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person if such Person is a Subsidiary of Holdings (or a Person who will contemporaneously therewith become a Subsidiary of Holdings);

provided in the case of any transaction described in the preceding clauses (a) through (d), no Default or Event of Default shall exist immediately prior to, or after giving effect to, such transaction.

Section 6.11 Liens. The Borrower and the other Members of the Consolidated Group shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any such other Member of the Consolidated Group, except the following (collectively, the “Permitted Liens”):

(a) Liens existing on the Effective Date (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more, being described on Schedule 5.16 attached hereto);

(b) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower or any other Members of the Consolidated Group are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(d) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(e) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(f) Liens arising out of judgments or awards against the Borrower or any other Member of the Consolidated Group, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such other Member of the Consolidated Group shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Borrower and the other Members of the Consolidated Group secured by such Liens shall not exceed the Dollar Equivalent of $125,000,000 at any one time outstanding;

(g) Liens on fixed or capital assets acquired, constructed, improved, altered or repaired by the Borrower or any other Member of the Consolidated Group and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or any other Member of the Consolidated Group;

(h) Liens securing Interest Rate Protection Agreements or Currency Rate Protection Agreements incurred in the ordinary course of business and not for speculative purposes;

(i) Liens on property existing at the time such property is acquired by the Borrower or any other Member of the Consolidated Group and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Member of the Consolidated Group and not created in contemplation of such Person becoming a Member of the Consolidated Group (or on repairs, renewals, replacements, additions, accessions and betterments thereto;

(j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement (other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);

(k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

(m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

(n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

(o) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

(p) Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

(q) Liens on property securing Non-recourse Debt;

(r) Liens on the stock or assets of SPVs;

(s) other Liens created in connection with securitization programs, if any, of the Borrower and the other Members of the Consolidated Group;

(t) Liens on the drillships and related assets securing the Angolan Debt, the Pacific Drilling Debt, and the Petrobras Lease;

(u) Liens securing Indebtedness or other obligations (i) of the Borrower in favor of any wholly owned Subsidiary of the Borrower, (ii) of any wholly owned Subsidiary of the Borrower in favor of the Borrower or another wholly owned Subsidiary of the Borrower, (iii) after the Redomestication Effective Date, of any wholly owned Subsidiary of Holdings in favor of Holdings or another wholly owned Subsidiary of Holdings, or (iv) after the Redomestication Effective Date, of Holdings in favor of any wholly owned Subsidiary of Holdings; and

(v) Liens (not otherwise permitted by this Section 6.11) securing Indebtedness (or other obligations) not exceeding at the time of incurrence thereof (together with all such other Liens securing Indebtedness (or other obligations) outstanding pursuant to this clause (v) at such time) ten percent (10%) of Consolidated Tangible Net Worth.

Section 6.12 Subsidiary Indebtedness. The Borrower shall not permit its Subsidiaries or, on or after the Redomestication Effective Date, any Subsidiary of Holdings (other than the Borrower), to incur, assume or suffer to exist any Indebtedness, except:

(a) existing Indebtedness outstanding on the Effective Date (such Indebtedness, to the extent the principal amount thereof is $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more, being described on Schedule 5.15 attached hereto), and any subsequent extensions, renewals or refinancings thereof (i) so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof (if prior to the Maturity Date) is not accelerated, the interest rate per annum applicable thereto is not increased, any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the payments thereunder are not increased, or (ii) such extensions, renewals or refinancings are otherwise expressly permitted by, and are effected pursuant to, another clause in this Section 6.12 (other than clause (l) hereof);

(b) Indebtedness under the Credit Documents;

(c) intercompany loans and advances to the Borrower or other Members of the Consolidated Group, and intercompany loans and advances from any of such other Members of the Consolidated Group or SPVs to the Borrower or any other Members of the Consolidated Group;

(d) Indebtedness under any Interest Rate Protection Agreements and any Currency Rate Protection Agreements;

(e) Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed the Dollar Equivalent of $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

(f) Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Borrower or any other Member of the Consolidated Group and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing);

(g) Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

(h) Indebtedness created in connection with securitization programs, if any;

(i) Indebtedness (not otherwise permitted under any other clause of this Section 6.12) in an aggregate principal amount outstanding for all Subsidiaries not exceeding at the time of incurrence thereof (together with all such other Indebtedness outstanding pursuant to this clause (i) at such time) ten percent (10%) of Consolidated Net Assets (the “Subsidiary Debt Basket Amount”);

(j) other Indebtedness of a Subsidiary not otherwise permitted under any other clause of this Section 6.12 so long as such Subsidiary has in force a Subsidiary Guaranty in substantially the form of Exhibit 6.12, provided that such Subsidiary Guaranty shall contain a provision that such Subsidiary Guaranty and all obligations thereunder of the Guarantor party thereto shall be terminated upon delivery to the Administrative Agent by the Borrower of a certificate stating that (x) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause (i) and this clause (j) is equal to or less than the Subsidiary Debt Basket Amount, and (y) no Default or Event of Default has occurred and is continuing;

(k) Indebtedness created in respect of the Angolan Debt, the Pacific Drilling Debt, and the Petrobras Lease; and

(l) Extensions, renewals or replacements of Indebtedness permitted by this Section 6.12 that do not increase the amount of such Indebtedness (other than amounts incurred to pay costs of such extension, renewal or refinancing).

Section 6.13 Use of Property and Facilities; Environmental Laws. The Borrower and the other Members of the Consolidated Group shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any other Member of the Consolidated Group, where the failure to comply could reasonably be expected to have a Material Adverse Effect.

Section 6.14 Transactions with Affiliates. Except as otherwise specifically permitted herein, or as described in Schedule 6.14, the Borrower and the other Members of the Consolidated Group shall not (except pursuant to contracts outstanding as of (i) with respect to the Borrower, the Effective Date or (ii) with respect to any other Member of the Consolidated Group, the Effective Date or, if later, the date such Person first became a Member of the Consolidated Group; including, without limitation, any Employee Benefit Plans or related trusts), enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate (other than the Borrower or any other Member of the Consolidated Group), including without limitation, the purchase from, sale to or exchange of property with, any merger, consolidation or amalgamation with or into, or the rendering of any service by or for, any Controlling Affiliate (other than the Borrower or any other Member of the Consolidated Group), except pursuant to the requirements of the Borrower’s or such other Member’s business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, are no less favorable to the Borrower or such other Member of the Consolidated Group than would be obtained in an arms’ length transaction with a Person not a Controlling Affiliate (other than the Borrower or any other Member of the Consolidated Group).

Section 6.15 Sale and Leaseback Transactions. Neither the Borrower nor, on or after the Redomestication Effective Date, Holdings will, or will permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback Transaction, except any such transaction that may be entered into, assumed or suffered to exist without violating any other provision of this Agreement, including without limitation, Section 6.17 or 6.18.

Section 6.16 Compliance with Laws. Without limiting any of the other covenants in this Article 6, the Borrower and the other Members of the Consolidated Group shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.16 shall not require the Borrower or any other Member of the Consolidated Group to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.17 Indebtedness to Total Tangible Capitalization Ratio. The Consolidated Group will maintain, as of the end of each fiscal quarter of the Borrower or, on or after the Redomestication Effective Date, Holdings, in any case ending on or after December 31, 2009, a ratio of Consolidated Indebtedness as at the end of such fiscal quarter to Total Tangible Capitalization as at the end of such fiscal quarter of no greater than 0.60:1.00.

Section 6.18 Leverage Ratio. The Consolidated Group will maintain, as of the end of each fiscal quarter of the Borrower or, on or after the Redomestication Effective Date, Holdings, in any case ending on or before September 30, 2009, a Leverage Ratio (on a pro forma basis, as applicable) no greater than 3.00:1.00.

Section 6.19 Redomestication.

(a) If the Borrower elects to consummate the Redomestication Transactions, the Borrower (i) shall cause such Redomestication Transactions to be consummated substantially in accordance with the Redomestication Merger Agreement and Redomestication Schemes of Arrangement (without any waiver of the conditions provided therein where such waiver would be adverse to the interests of the Lenders in any material respects) and in compliance in all material respects with all applicable laws, regulations and governmental and judicial approvals (including, without limitation, the court orders sanctioning the Redomestication Transactions obtained from the Grand Court of the Cayman Islands), and (ii) shall not effect the consummation of the Redomestication Transactions if such consummation would result in or cause to occur any Default or Event of Default or any breach or default under the terms of the Revolving Credit Agreements, the Indentures, or any other indentures, credit or loan agreements, leases or other financing agreements in respect of any Material Indebtedness, or other agreements the breach or default of which could reasonably be expected to have a Material Adverse Effect.

(b) Upon or prior to consummation of the Redomestication Transactions, the Borrower shall deliver or cause to be delivered the following agreements and documents to the Administrative Agent (including by facsimile or other electronic means), all in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers and in sufficient number of signed counterparts, where applicable, to provide one for each Lender:

(i) the Holdings Guaranty;

(ii) certificates of the Secretary or Assistant Secretary of Holdings containing specimen signatures of the persons authorized to execute and deliver the Holdings Guaranty on behalf of Holdings, together with (x) copies of resolutions of the board of directors or comparable body of Holdings authorizing the execution and delivery of the Holdings Guaranty, (y) copies of Holdings’ organizational and other governance documents, and (z) a certificate of incorporation or other governmental registration or filing made in respect of the incorporation or formation of Holdings;

(iii) copies of any necessary governmental or third party approvals, registrations or filings in respect of the Holdings Guaranty;

(iv) opinions of counsel reasonably satisfactory to the Administrative Agent and the Joint Arrangers in respect of the Borrower, Holdings, the Redomestication Transactions, and the Holdings Guaranty from (w) Baker Botts L.L.P., New York counsel for the Borrower and Holdings, (x) the General Counsel or an Associate General Counsel of the Borrower and, upon consummation of the Redomestication Transactions, Holdings, (y) Walkers, Cayman Islands counsel for the Borrower and Transocean-Acquisition, and (z) Homburger AG, Swiss counsel for Holdings;

(v) a certificate of the President or Vice President of the Borrower as to the consummation of the Redomestication Transactions in compliance with the provisions of Section 5.20 and this Section 6.19, and the absence of any Default or Event of Default at the time of, and after giving effect to, the Redomestication Transactions;

(vi) copies of the court orders of the Grand Court of the Cayman Islands sanctioning the consummation of the Redomestication Transactions in accordance with the terms of the Redomestication Merger Agreement and Redomestication Schemes of Arrangement; and

(vii) copies of such other existing agreements and documents in respect of the Redomestication Transactions as the Administrative Agent may reasonably request; and

(viii) Such materials and information as are reasonably necessary for each Lender to conduct know-your-customer due diligence.

ARTICLE 7 EVENTS OF DEFAULT AND REMEDIES.

Section 7.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

(a) default by the Borrower in the payment of any principal amount of any Term Loan or any interest thereon, or any fees payable hereunder, within three (3) Business Days following the date when due;

(b) default in the observance or performance of any covenant set forth in Sections 6.10, 6.11, 6.17 or 6.18;

(c) default by the Borrower or any other Loan Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;

(d) any representation or warranty made or deemed made herein, in any other Credit Document, or in any certificates delivered pursuant to Section 6.6(b), by the Borrower or any other Loan Party proves untrue in any material respect as of the date of the making, or deemed making, thereof;

(e)(x) Indebtedness in the aggregate principal amount of the Dollar Equivalent of $125,000,000 of the Borrower and other Members of the Consolidated Group (“Material Indebtedness”) shall (i) not be paid at maturity (beyond any applicable grace periods), or (ii) be declared to be due and payable or required to be prepaid, redeemed or repurchased prior to its stated maturity, or (y) any default in respect of Material Indebtedness shall occur which permits the holders thereof, or any trustees or agents on their behalf, to accelerate the maturity of such Indebtedness or requires such Indebtedness to be prepaid, redeemed, or repurchased prior to its stated maturity;

(f) the Borrower or any Significant Subsidiary or, after the Redomestication Effective Date, Holdings, (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it,

(vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);

(g) a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower or any Significant Subsidiary or, after the Redomestication Effective Date, Holdings, or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any Significant Subsidiary or, after the Redomestication Effective Date, Holdings, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

(h) the Borrower and any other Members of the Consolidated Group fail within thirty (30) days with respect to any judgments or orders that are rendered in the United States or sixty (60) days with respect to any judgments or orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of the Dollar Equivalent of $125,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

(i) (x) the Borrower or any other Member of the Consolidated Group fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any other Members of the Consolidated Group in excess of the Dollar Equivalent of $125,000,000 (a “Material Plan”) is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or other Members of the Consolidated Group to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to result in liabilities in excess of the Dollar Equivalent of $125,000,000;

(j) prior to consummation of the Redomestication Transactions, any Person or group of persons acting in concert (as such terms are used in Rule 13d-5 under the Securities and Exchange Act) acquires shares representing 50% or more of voting power of the Borrower’s ordinary shares; or at any time after consummation of the Redomestication Transactions (the consummation of which shall not in itself constitute an Event of Default under this clause (j)), except for Subsequent Redomestication Transactions, (i) any Person or group of persons acting in concert (as such terms are so defined as aforesaid) acquires shares representing 50% or more of voting power of Holdings’ registered shares, or (ii) Holdings fails to own, directly or indirectly, all of the issued and outstanding ordinary shares of the Borrower;

(k) the existence or occurrence of any “Event of Default” as defined in either of the Revolving Credit Agreements as then in effect; or

(j) the Holdings Guaranty or any Subsidiary Guaranty ceases, for any reason other than as expressly permitted under this Agreement, to be in full force and effect or any Loan Party shall so assert.

Section 7.2 Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsections (f) or (g) of Section 7.1 with respect to the Borrower or Holdings) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof) and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Term Loans to be forthwith due and payable and thereupon all outstanding Term Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower. The Administrative Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower or Holdings, then all outstanding Term Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 7.4 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

Section 7.5 Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Administrative Agent or such Lender, including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Credit Documents.

Section 7.6 Distribution and Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Administrative Agent or any Lender hereunder or otherwise shall be paid to the Administrative Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Administrative Agent, and all Lenders):

(a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Administrative Agent, including without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Administrative Agent or the Lenders under this Agreement or any other Credit Document;

(b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, including, without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;

(c) Third, to the payment of any due and unpaid fees to the Administrative Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Administrative Agent and each Lender bears to the aggregate amount of the fees due and unpaid to the Administrative Agent and all Lenders collectively, until all such fees have been paid in full;

(d) Fourth, to the payment of accrued and unpaid interest on the Term Loans to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

(e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Term Loans, pro rata in the proportion in which the outstanding principal amount of such Term Loans owing to each Lender bears to the aggregate amount of all outstanding Term Loans;

(f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender and the Administrative Agent bears to the aggregate amount of all such Obligations until all such Obligations have been paid in full; and

(g) Seventh, to the Borrower or as the Borrower may direct.

ARTICLE 8 CHANGE IN CIRCUMSTANCES.

Section 8.1 Change of Law.

(a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Administrative Agent or any Lender becomes the Administrative Agent or a Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or maintain Eurodollar Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower, and such Lender’s obligations to fund affected Eurodollar Loans or make, continue or convert such Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such Eurodollar Loans.

(b) Upon the giving of the notice to Borrower referred to in subsection (a) above in respect of any such Eurodollar Loan, and provided the Borrower shall not have prepaid such Eurodollar Loan pursuant to Section 2.10, (i) any outstanding such Eurodollar Loan of such Lender shall be automatically converted to a Base Rate Loan on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make or continue its portion of any requested Borrowing of such Eurodollar Loan as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

(c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such Eurodollar Loans, give prompt written notice thereof to the Borrower and the Administrative Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such Eurodollar Loans shall be reinstated.

Section 8.2 Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans the Administrative Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate (including without limitation, the unavailability of matching deposits in the applicable currency) or such rate will not accurately reflect the cost to the Required Lenders of funding Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans as or into such Eurodollar Loans, or to convert Base Rate Loans into such Eurodollar Loans, shall be suspended and (ii) each Eurodollar Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

Section 8.3 Increased Cost and Reduced Return.

(a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office), with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Administrative Agent or such Lender becomes the Administrative Agent or a Lender):

(i) subjects any Lender (or its applicable Lending Office) to any tax, duty or other charge related to any Eurodollar Loan or its obligation to advance or maintain Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any participations in any thereof, or any other amounts due under this Agreement or any other Credit Documents related to its Eurodollar Loans or participations therein, or its obligation to make Eurodollar Loans or acquire participations therein (except for changes with respect to taxes that are not Indemnified Taxes pursuant to Section 3.3); or

(ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurodollar Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans or participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of advancing or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office) in connection therewith under this Agreement or any other Credit Document, by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) If, after the date hereof, the Administrative Agent or any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12

CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender (or its applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or its controlling corporation’s policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction or the Borrower may prepay all Eurodollar Loans of such Lender.

(c) The Administrative Agent and each Lender that determines to seek compensation or additional interest under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent of the circumstances that entitle the Administrative Agent or such Lender to such compensation no later than ninety (90) days after the Administrative Agent or such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand, except if the law, rule, order or interpretation giving rise to such request for compensation has retroactive effect, such ninety (90) day period shall be extended to include such retroactive period. The Administrative Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Administrative Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States of America. A certificate of the Administrative Agent or any Lender, as applicable, claiming compensation or additional interest under this Section 8.3, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Administrative Agent or such Lender describing in reasonable detail the calculations thereof shall be prima facie evidence of the correctness thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 8.4 Lending Offices. The Administrative Agent and each Lender may, at its option, elect to make or maintain its Term Loans hereunder at the Lending Office for each Type of Term Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

Section 8.5 Discretion of Lender as to Manner of Funding. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Term Loans in any manner it sees fit.

Section 8.6 Substitution of Lender. If (a) any Lender has demanded compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.12, (c) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d) any Lender gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to Section 8.1, (e) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties, (f) any Lender shall seek to avoid its obligation to make or maintain Term Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. § 1821(e) or (n) (1) (B), (g) any taxes referred to in Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, or (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower, then and in such event, upon request from the Borrower delivered to such Lender, and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution other than a Lender) reasonably satisfactory to the Administrative Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.12, 3.3, 8.3 and 10.13.

ARTICLE 9 THE AGENTS.

Section 9.1 Appointment and Authorization of Administrative Agent and Other Agents. Each Lender hereby appoints Citibank, N.A. as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as the Administrative Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. None of the other Lenders appointed as one of the Other Agents shall have any duties, responsibilities, or obligations hereunder in such capacity.

Section 9.2 Rights and Powers. The Administrative Agent and the Other Agents shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent or an Other Agent, and the Administrative Agent and the Other Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any other Members of the Consolidated Group or their affiliates as if it were not an Administrative Agent or an Other Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent and the Other Agents in their respective individual capacities as a Lender.

Section 9.3 Action by Administrative Agent and the Other Agents. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.4. Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction (including, without limitation, the giving of a notice of default as described in Section 7.1(c)), the

Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default, other than non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

Section 9.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5 Indemnification Provisions; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence, bad faith, or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other Member of the Consolidated Group contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Administrative Agent signed by such owner in form satisfactory to such Administrative Agent. Each Lender acknowledges that it has independently, and without reliance on the Administrative Agent or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower and the other Members of the Consolidated Group as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition

(financial or otherwise) and prospects of the Borrower and the other Members of the Consolidated Group, and the Administrative Agent shall have no liability whatsoever to any Lender for such matters. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any other Members of the Consolidated Group to such Agent at such time, but is voluntarily furnished to such Agent (either in its respective capacity as Administrative Agent or in its individual capacity).

Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Administrative Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them, in each case in their capacity as such, under any Credit Document or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

Section 9.7 Resignation. The Administrative Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower. Any resignation of the Administrative Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the Administrative Agent, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent the provisions of this Article 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 9.8 Sub-Agents. The Administrative Agent may designate one or more Sub-Agents under this Agreement to carry out certain duties of the Administrative Agent as described herein. Each Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by such Sub-Agent, and each of the Loan Parties and the Lenders agrees that each Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Administrative Agent under this Agreement as relate to the performance of its obligations hereunder.

ARTICLE 10 MISCELLANEOUS.

Section 10.1 No Waiver. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Administrative Agent, the Lenders, and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

Section 10.2 Non-Business Day. Subject to Section 2.5, if any payment of principal or interest on any portion of any Term Loan or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Term Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

Section 10.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp, debt issuance, or similar taxes payable with respect to any Credit Document (including, without limitation, any issuance stamp tax that may be levied or otherwise become payable on any Loans or this Agreement, any Note, the Holdings Guaranty, any Subsidiary Guaranty, or any other Credit Document under the laws of Switzerland or any other jurisdiction), including interest and penalties, in the event any such taxes are levied or assessed, irrespective of when such levy or assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document. Each Lender that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent of the circumstances that entitle such Lender to such compensation no later than ninety (90) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 90th day preceding such written demand.

Section 10.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

Section 10.5 Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.12, Section 3.3, Section 7.6, Section 8.3, Section 10.3, and Section 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Term Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

Section 10.6 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower and each other Loan Party at any time or from time to time, without notice to the Borrower or any other Loan Party or other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower or any other Loan Party, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower or any other Loan Party to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Term Loans in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Term Loans and participations therein held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

Section 10.7 Notices.

(a) Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or other electronic means) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by written notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders shall be addressed to their respective domestic Lending Offices in the United States at the respective addresses or facsimile numbers, or telephone numbers set forth on their applicable Administrative Questionnaire or, in the case of Persons becoming Lenders pursuant to Assignment Agreements, on their applicable Assignment Agreements, and to the Borrower and the Administrative Agent as follows:

To the Borrower:	Transocean Inc.
P. O. Box 10342
70 Harbour Drive, 4th Floor
Block B
George Town, Grand Cayman KYI-1003
Cayman Islands, B.W.I.
Attention: Steve McFadin
Telephone No.: (345) 745-4500
Fax No.: (345) 745-4504

With copies to:	Transocean Offshore Deepwater Drilling Inc.
4 Greenway Plaza
Houston, Texas 77046
Attention: Anil Shah
Telephone No.: (713) 232-7173
Fax No.: (713) 626-9556

Transocean Ltd.
c/o Reichlin & Hess
Rechtsanwälte
Hofstrasse 1a
CH-6300 Zug Switzerland
Attention: Treasurer
Telephone No.: +41 (0) 41 729 10 70
Fax No.: +41 (0) 41 729 10 80

Baker Botts LLP
One Shell Plaza
Houston, Texas 77002-4995
Attention: Stephen Krebs
Telephone No.: (713) 229-1467
Fax No.: (713) 229-1522

To the Administrative Agent:	Citibank, N.A.
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications
Fax No.: (212) 994-0961

With copies to:	Citibank, N.A.
Global Corporate & Investment Banking
388 Greenwich Street, 23rd Floor
New York, New York 10013
Telephone No.: (212) 816-5435
Fax No.: (646) 291-1688

King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309-3521
Attention: A.H. Conrad, Jr.
Telephone No.: (404) 572-4807
Fax No.: (404) 572-5128

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.7 or pursuant to Section 10.10 and a confirmation of receipt of such facsimile has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.7, or pursuant to Section 10.10; provided that any notice given pursuant to Article 2 shall be effective only upon receipt and, provided further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

(b) The Borrower will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Term Loan (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any Term Loan (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium to oploanswebadmin@citigroup.com.

The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE “AGENT PARTIES” (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION BY THE BORROWER, ANY OF THE AGENT PARTIES OR ANY OTHER PERSON OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each of the Lenders agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each of the Lenders agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.9 Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Administrative Agent, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders and the Administrative Agent, and the Administrative Agent may not assign any of its respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Nothing in this Agreement, express or implied, shall be construed to confer on any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and to the extent expressly contemplated hereby, Controlling Affiliates of the Lenders, the Administrative Agent, the Other Agents, and the Indemnified Parties as defined in Section 10.13) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it (i) to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, or (ii) in the case of any Lender that is a fund comprised in whole or in part of commercial loans, to a trustee for such fund in support of such Lender’s obligations to such trustee; provided that no such pledge or assignment shall release any Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or such trustee for such Lender as a party hereto and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely with such Lender in connection with the rights and obligations of such Lender under this Agreement.

Section 10.10 Sales and Transfers of Borrowing and Notes; Participations in Borrowings and Notes.

(a) Any Lender may, upon written notice to the Borrower and the Administrative Agent, at any time sell to one or more commercial banking or other financial or lending institutions (“Participants”) participating interests in any Commitment of such Lender hereunder, provided that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Required Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender’s Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender’s Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender’s Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such

Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of and have the obligations under Sections 2.12, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.12, 3.3 or 8.3 as fully as if such claim was made by such Lender. Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document.

(b) Any Lender may at any time sell to (i) any of such Lender’s affiliates or to any other Lender or any affiliate thereof that, in each case, is a commercial banking or other financial or lending institution not subject to Regulation T of the Board of Governors of the Federal Reserve System and, (ii) with the prior written consent (which shall not be unreasonably withheld or delayed) of the Administrative Agent, and the Borrower, to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System (any of (i) or (ii), a “Purchasing Lender”), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent; provided that each such sale to a Purchasing Lender (other than an existing Lender) shall be in the amount of $5,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender’s Term Loans would be less than the amount of $5,000,000 (calculated as hereinafter set forth), such sale shall be of all of such Lender’s rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower’s consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall upon reasonable notice from the Administrative Agent execute and deliver to the Administrative Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled.”

(c) Upon its receipt of an Assignment Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent and, to the extent required by Section 10.10(b), by the Borrower), together with payment by the transferor Lender to the Administrative Agent hereunder of a registration and processing fee of $2,000 (unless (x) the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower, or (y) the Purchasing Lender is an affiliate of the transferor Lender, in which event no such fee shall be payable), the Administrative Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Administrative Agent in connection with such assignment except as provided above.

(d) If, pursuant to this Section 10.10 any interest in this Agreement or any Term Loan or Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Term Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Term Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.

Section 10.11 Amendments, Waivers and Consents. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent or the Other Agents are affected thereby, the Administrative Agent or the Other Agents, as the case may be, provided that:

(i) no amendment or waiver shall (A) increase the Aggregate Commitment Amount (except as provided pursuant to Section 2.13) without the consent of all Lenders, (B) increase any Commitment of any Lender without the consent of such Lender, (C) postpone or extend the Facility Increase Expiration Date or the Maturity Date without the consent of all Lenders, (D) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Term Loan without the consent of all Lenders, (E) reduce the amount of or postpone the date for any schedule payment of any fee or other Obligation payable hereunder, without the consent of each Lender owed any such fee or other Obligation or (F) release Holdings from its obligations under the Holdings Guaranty or, except as otherwise expressly permitted under this Agreement, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranties without the consent of all Lenders; and

(ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11, Section 3.2(a) or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents or any provision providing for the pro rata nature of payments by or to Lenders.

Section 10.12 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13 Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Administrative Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Administrative Agent in connection with the preparation and execution of the Credit Documents (which shall be in an amount agreed in writing by the Borrower), and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify each Lender, the Administrative Agent, the Other Agents, and their respective directors, officers, employees and attorneys (collectively, the “Indemnified Parties”), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys’ fees and other reasonable out-of-pocket expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur as a result of (a) any action, suit or proceeding by any third party or Governmental Authority against such Indemnified Party and relating to any Credit Document, the Term Loans, or the application or proposed application by the Borrower or any other Member of the Consolidated Group of the proceeds of any Term Loan REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any Governmental Authority involving any Lender (as a lender hereunder), or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Term Loan or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Term Loan, and (c) any investigation of any third party or any Governmental Authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower or any other Member of the Consolidated Group, regardless of whether caused by, or within the control of, the Borrower or any other Member of the Consolidated Group; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party’s gross negligence, bad faith, or willful misconduct, as determined pursuant to a judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party. The Borrower, upon demand by the Administrative Agent, the Other Agents or any Lender at any time, shall reimburse such Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence. Each Indemnified Party agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Any Indemnified Party that proposes or intends to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnified Party shall not be restricted from settling or compromising any such claim if the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim and such settlement or compromise does not materially increase the Borrower’s liability pursuant to this Section 10.13 to any related party of such Indemnified Party.

Section 10.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

(B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE LENDERS, THE BORROWER AND ANY OTHER LOAN PARTY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE

AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER AND EACH OTHER LOAN PARTY TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER AND EACH OTHER LOAN PARTY , SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH OTHER LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER AND EACH OTHER LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

(C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(D) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 10.15 Confidentiality. Each of the Administrative Agent, the Other Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that

Information may be disclosed (i) to their respective affiliates, to prospective Purchasing Lenders and Participants, and to potential counterparties to any hedge agreement or swap or derivative transaction relating to the Borrower’s Obligations, and in each case to their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, (vi) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from any Lender, the Administrative Agent or any Other Agents, or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15, or (y) becomes available on a non-confidential basis from a source other than the Borrower or its affiliates, or the Lenders or their respective affiliates, excluding any Information from such source which, to the actual knowledge of the Administrative Agent, the Other Agent or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower. For purposes hereof, “Information” means all information received by the Lenders from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lenders on a non-confidential basis prior to disclosure by the Borrower, excluding any Information from a source which, to the actual knowledge of the Administrative Agent, the Other Agent or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower. The Lenders shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

Section 10.16 [Intentionally Omitted].

Section 10.17 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.18 Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.8 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions), and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal, state or foreign tax laws which materially affects any of the Borrower and its Subsidiaries’ ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

Section 10.19 Final Agreement. The Credit Documents constitute the entire understanding among the Loan Parties, the Lenders and the Administrative Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.20 Officer’s Certificates. It is not intended that any certificate of any officer or director of the Borrower delivered to the Administrative Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer or director.

Section 10.21 Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

Section 10.22 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required (if subject to the Patriot Act) to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

Section 10.23 No Fiduciary Duty. Each of the Administrative Agent, each Other Agent, each Lender and their respective affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any of the Lender Parties and the Borrower, its stockholders or its affiliates. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction, each of the Lender Parties is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, shareholders, creditors or any other person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.24 Amended Credit Agreement; No Novation. This Agreement constitutes the Term Credit Agreement, as the same has been amended, effective from and after the First Amendment Effective Date. This Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Term Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the First Amendment Effective Date, the credit facilities described in the Term Credit Agreement, and all Loans and other Obligations of the Borrower outstanding as of such date under the Term Credit Agreement, shall be deemed to be Loans and other Obligations outstanding under the corresponding facilities described herein, without further action by any Person.

Section 10.25 References in Loan Documents. On and after the First Amendment Effective Date, each and every reference in the other Credit Documents to the Term Credit Agreement and to the capitalized terms as defined in the Term Credit Agreement shall be deemed to refer to and mean this Agreement and such capitalized terms as the same are defined and used in this Agreement, in each case as this Agreement may hereafter be further amended, restated and supplemented from time to time. The Borrower further confirms and agrees that all such other Credit Documents are and shall remain in full force and effect on and after the First Amendment Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TRANSOCEAN INC.,
As Borrower

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

CITIBANK, N.A.,
As Administrative Agent and a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

CALYON NEW YORK BRANCH,
As Co-Syndication Agent and a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
As Co-Syndication Agent and a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
As Co-Documentation Agent and a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

FORTIS BANK SA/NV, NEW YORK BRANCH.,
As Co-Documentation Agent and a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

BNP PARIBAS,
As a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

DnB NOR BANK ASA,
As a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

EXPORT DEVELOPMENT CANADA,
As a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

HSBC BANK USA, NATIONAL ASSOCIATION,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

LEHMAN BROTHERS COMMERCIAL BANK,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

STANDARD CHARTERED BANK,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

UBS LOAN FINANCE LLC,
As a Lender

By:	/S/
Name:
Title:

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

THE BANK OF NEW YORK,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

ARAB BANKING CORP.
As Co-Documentation Agent and a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
As a Lender

By:	/S/
Name:
Title:

[SIGNATURE PAGE TO TERM CREDIT AGREEMENT]

Schedule 1.1

COMMITMENT AMOUNTS AS OF NOVEMBER 25, 2008

Lender	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$175,000,000	8.8%
Calyon New York Branch	$175,000,000	8.8%
Hospitals of Ontario Pension Plan	$175,000,000	8.8%
The Bank of Tokyo-Mitsubishi, UFJ, LTD.	$165,000,000	8.3%
Fortis Bank S.A./N.V., New York Branch	$165,000,000	8.3%
Wells Fargo Bank, N.A.	$125,000,000	6.3%
DnB NOR Bank ASA	$125,000,000	6.3%
BNP Paribas	$125,000,000	6.3%
The Royal Bank of Scotland plc	$95,000,000	4.8%
HSBC Bank USA, National Association	$75,000,000	3.8%
Bank of America, N.A.	$75,000,000	3.8%
UBS Loan Finance LLC	$75,000,000	3.8%
Goldman Sachs Bank USA	$75,000,000	3.8%
Banco Bilbao Vizcaya Argentaria S.A.	$75,000,000	3.8%
Export Development Canada	$75,000,000	3.8%
Lehman Brothers Commercial Bank	$55,000,000	2.8%
Chuo Mitsui Trust and Banking	$40,000,000	2.0%
Standard Chartered Bank	$30,000,000	1.5%
The Bank of New York Mellon	$25,000,000	1.3%
Arab Banking Corp.	$20,000,000	1.0%
First Commercial Bank	$20,000,000	1.0%
Chang Hwa	$15,000,000	0.8%
Bank of Taiwan	$10,000,000	0.5%
The Chiba Bank, Ltd., New York Branch	$10,000,000	0.5%